EXHIBIT 10.54
                             EXHIBIT XIII-B
                        FORM OF LOUISIANA MORTGAGE


Recording requested by:

This Instrument prepared by, and when recorded mail to:

O'Melveny & Myers
400 South Hope Street
Los Angeles, California 90071-2899
Attention:  Dean Adam Willis, Esq.
(267,718-007)


                (Space above line is for Recorder's use)

          ACT OF MORTGAGE, FIXTURE FILING AND SECURITY AGREEMENT
              WITH PLEDGE AND ASSIGNMENT OF LEASES AND RENTS


NOTICE: THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING. INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT RATES WHICH MAY FLUCTUATE FROM TIME TO TIME. THIS INSTRUMENT SECURES FUTURE ADVANCES.

State of New Jersey

County of ______________


     BE IT KNOWN, that on this ___ day of ____________, 1995,

     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the State and county aforesaid, and in the presence of the undersigned competent witnesses,

     PERSONALLY CAME AND APPEARED:

          PLAYERS LAKE CHARLES, INC., a Louisiana corporation, represented herein by _________________, its __________________, duly authorized to appear to herein by resolution of its Board of Directors, a certified copy of which is annexed hereto as Exhibit C and made a part hereof for all purposes (herein called the "Mortgagor"), which declared that its mailing address is c/o Players International, Inc., 3900 Paradise Road, Suite 135, Las Vegas, Nevada 89109, and its employer identification number is ___________________,


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who, being duly sworn, did declare and say as follows:



                           W I T N E S S E T H:

          THAT MORTGAGOR HEREBY:

          Mortgages, pledges, hypothecates, grants a security interest in, and pledges and assigns the following described immovable and movable property and related collateral to FIRST INTERSTATE BANK OF NEVADA, N.A., as Administrative Agent on behalf of itself and each of the Lenders (as defined and described hereinbelow) ("Mortgagee") as security for the Secured Obligations (defined below), whether now existing or arising hereafter, for the ratable benefit of the Lenders upon the covenants and agreements herein expressed:

                  DESCRIPTION OF IMMOVABLE PROPERTY COLLATERAL

          All the following immovable property, and the interests of Mortgagor therein, situate in the Parish of Calcasieu, State of Louisiana: (i) those certain parcels of immovable property leased by Mortgagor pursuant to, and all of Mortgagor's rights under the leasehold estates and other interest arising out of, those certain lease agreements set forth on Exhibit B attached hereto and incorporated herein by reference (the "Ground Leases"), as the same may hereafter be amended, supplemented, extended, renewed or otherwise modified or assigned, which parcels are more particularly described on Exhibit A-1 attached hereto and incorporated herein by reference (the "Leased Land"), and (ii) those certain parcels of immovable property owned by Mortgagor and more particularly described on Exhibit A-2 attached hereto and incorporated herein by reference (the "Fee Land"; the Leased Land and the Fee Land being hereinafter referred to collectively as the "Land");

          Together with all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining any of the Land and any and all sidewalks, bridges, elevated walkways, tunnels, alleys, strips and gores of land adjacent to, connecting or used in connection with any of the Land, with appurtenances ("Adjacent Interests");

          Together with the Barges (as defined in subsection (a) of the Description of Personal Property Collateral hereinbelow but only to the extent the same is deemed to constitute immovable Property or an interest therein under applicable law);

          Together with all buildings, structures and all other improvements and fixtures that are or may hereafter be erected or placed on or in the Land or the Barges and all rights and interests of Mortgagor in and to all buildings, structures and other improvements and fixtures that are or may hereafter be erected or placed on or in Adjacent Interests (collectively, the "Improvements");

          Together with all and singular the easements, tenements, hereditaments and appurtenances belonging or in anywise appertaining to any of the Land, Adjacent Interests or Improvements (collectively, the "Appurtenances");

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          Together with all rents, issues, profits, royalties and other income of or from any of the foregoing or of or from any of the Leases, as hereinafter defined (collectively, the "Rents"), subject, however, in the case of Rents, to the absolute assignment given to Mortgagee in Section 12 hereof, to which
Section 12 this grant to the Mortgagee is subject and subordinate;

          Together with any right of Mortgagor under any Ground Lease to purchase the fee interest of the lessor thereunder (collectively, the "Options");

          Together with all leasehold estate, right, title and interest of Mortgagor in and to all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements (excepting, however, agreements made by Mortgagor in the ordinary course of business for short-term use by members of the public of guest rooms and public rooms, including banquet and meeting facilities, located in the Improvements), and any amendments, modifications, extensions or renewals thereof (collectively, "Leases") covering any of the Land, Adjacent Interests, Improvements or Appurtenances, now or hereafter existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, the right to all security deposits, advance rentals, other deposits, and all payments of similar nature, relating thereto;

          Together with all water rights and rights to the use of water now or hereafter appurtenant to or used in connection with any of the Land, Adjacent Interests, Improvements or Appurtenances and all right, title and interest in and to all of the accretions, alluvions, avulsions, batture and other riparian rights in and to said Lake Charles, Louisiana thereof ("Water Rights");

          Together with any and all other estate, right, title, interest, property, possession, claim or demand, in law or in equity, which Mortgagor now has or may hereafter acquire in or to any of the Land, Adjacent Interests, Improvements, Appurtenances, Rents, Options, Leases, the Ground Leases, the Barges (to the extent deemed immovable property or an interest therein under applicable law) and Water Rights, or pertaining or appurtenant thereto (including, without limitation, any fee interest of a lessor under a Ground Lease that may hereafter be acquired upon Mortgagor exercising an Option or otherwise acquiring any fee interest of a lessor under a Ground Lease), and all reversions and remainders thereof, and all tenements, hereditaments and appurtenances thereunto belonging or in any wise appertaining thereto ("Other Interests") (said Land, Adjacent Interests, Improvements, Appurtenances, Rents, Options, Leases, Water Rights, the Ground Leases, the Barges (to the extent deemed immovable property or any interest therein under applicable law) and Other Interests may be referred to herein as the "Real Property"); and

          THAT MORTGAGOR HEREBY:

          Grants a security interest, pursuant to the Louisiana Commercial Laws
- Secured Transactions (La.R.S. Title 10, Chapter 9), to Mortgagee for the ratable benefit of Lenders on the terms and provisions (by this reference incorporated herein with respect to the security interest herein granted and the rights and obligations of the parties with respect to the Personal Property, as hereinafter defined, but for no other purpose) set forth in that certain Subsidiary Security Agreement dated as of even date herewith by and between Mortgagor, as Grantor and Debtor, and Mortgagee, as Secured Party (the "Security Agreement"), in all of the following described personal property, and the interests of Mortgagor therein, whether now owned or hereafter acquired (collectively, the "Personal Property"):

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                  DESCRIPTION OF PERSONAL PROPERTY COLLATERAL

          (a) All present and future interest in and to those certain barges and vessels presently moored, anchored or otherwise located on or around the Land or otherwise used in connection with the Project (defined below), whether such barges or vessels are deemed real, personal or mixed property, which barges and vessels are described as follows: (i) that certain vessel _____ having Official No. ______, built in ____ in _________, ________, formerly having its home port at _________, ________, its present home port being ___________, _________, and having its hailing port at _________, ___________, and (ii) that certain vessel _____ having Official No. ______, built in ____ in _________, ________, formerly having its home port at _________, ________, its present home port being ___________, _________, and having its hailing port at _________, ___________, together with (iii) all equipment, earnings, proceeds arising from operation of any business upon such barges and vessels, parts, attachments and all other property, whether real, personal or mixed, now or hereafter located thereon, derived therefrom or used in connection therewith, including, but not limited to, all moorings, cells, cofferdam enclosures and related ancillary improvements (collectively, the "Barges");

          (b) All present and future chattels, furniture, furnishings, goods, equipment, fixtures and all other tangible personal property, of whatever kind and nature, now or hereafter used in connection with or placed or located in or on any part of the Real Property or the Barges (including, without limitation, any building or structure that is now or that may hereafter be erected on the Real Property or the Barges), including, but not limited to, machinery, materials, goods and equipment now or hereafter used in the construction or operation of the hotel, casino, restaurant, entertainment and shopping complex constructed and to be constructed on the Real Property or the Barges or portions thereof (the "Project") (including, without limitation, air conditioning, heating, electrical, lighting, fire fighting and fire prevention, food and beverage service, laundry, plumbing, refrigeration, security, sound, signaling, telephone, television, window washing and other equipment and fixtures, of whatever kind or nature, including generators, transformers, switching gear, boilers, burners, furnaces, piping, sprinklers, sinks, tubs, valves, compressors, motors, carts, dumb waiters, elevators and other lifts, floor coverings, hardware, keys, locks, organs, pianos, planters, railings, scales, shelving, signs, tools, machinery, molds, dies, drills, presses, planers, saws, furniture, business fixtures, trade fixtures, electric, gas and other motor vehicles, uniforms, vacuum cleaners, hotel furniture, furnishings and equipment, bathroom furniture and furnishings (including towels, bathmats, hamperettes, shower curtains and other bath linens), beds and bedding (including mattresses, springs, pillows, bed pads, sheets, blankets, comforters, spreads and other bed linens and furnishings), bric-a-brac, chairs, chests, vanities, secretaries, bureaus, chiffonniers, love seats, benches, costumers, smoking stands, sand jars, desks, dressers, hangings, paintings, pictures, frames, sculptures, lamps, light bulbs, mirrors, night stands, ornaments, radios, stereo equipment, sofas, statuary, tables, telephones, televisions, vases, window coverings, foodstuffs, beverages (including beer, wine, liquor and other alcoholic beverages), and other consumables (including soap, shampoo, cleaning supplies and paper goods), cutlery, cooking, baking and other kitchen utensils and apparatus (including crockery, fryers, grills, kettles, mixers, pots, pans, pails, racks, steamers and toasters), china and other dishes, flatware, glassware, hollowware, serving pieces, trays, table linens, washers, dryers, irons, ironing boards and other ironing equipment, cables, outlets, plugs, wiring and related apparatus and fixtures, card readers, cash registers, adding machines, calculators, computers, keyboards, monitors, printers, printing equipment, envelopes, stationary, posting machines, blank forms, typewriters, typewriter stands, other office and accounting equipment and supplies, time stamps, time recorders, bookkeeping machines, checking machines, payroll machines, computer reservations systems, equipment used in the operation of casinos on the Real Property or the

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Barges (including but not limited to, gaming devices and associated equipment
(as defined in La.R.S. 4:504), including but not limited to, slot machines, cards, poker chips and gaming tables) and all other goods, equipment, furnishings, apparatus and fixtures that are now or may hereafter be located at or used at or in connection with the Real Property or the Barges) and all other tangible personal property used or to be used at or in connection with, or placed or to be placed in, rooms, halls, lounges, offices, lobbies, lavatories, basements, cellars, vaults or other portions of the Project or of any other building or buildings hereafter constructed or erected thereon, whether herein enumerated or not, and whether or not contained in any such building, and which are used or to be used or useful in the operation and maintenance thereof, or in any bar, casino, hotel, restaurant, store, health spa, salon or other business conducted thereon, together with all replacements and substitutions for any and all personal property in which Mortgagor has an interest, including without limitation such goods and equipment as shall from time to time be located, placed, installed or used in or upon, or procured for use, or to be used or useful in connection with the operation of the whole, or any part of, the Project and all parts thereof and all accessions thereto;

          (c) All present and future goods, including, without limitation, all consumer goods, inventory, equipment, and other supplies, of whatever kind or nature, and any and all other goods, wherever located, used or to be used in connection with or in the conduct of Mortgagor's business;

          (d) All present and future inventory and merchandise in all of its forms (including, but not limited to, (i) all goods held by Mortgagor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Mortgagor's business, (iii) all goods in which Mortgagor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods that are returned to or repossessed by Mortgagor, and (v) all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all accessions thereto and products thereof and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any person covering any of the foregoing;

          (e) All present and future accounts, accounts receivable, rentals, revenues, receipts and income of any other nature derived from or received with respect to rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos, parking lots and garages and any other facilities on the Real Property or the Barges and services and amenities provided in connection therewith, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, condemnation deposits and awards, notes and drafts, securities, certificates of deposit and the right to receive all payments thereon or in respect thereof (whether principal, interest, fees or otherwise), contract rights (other than rights under contracts or governmental permits that may not be transferred by law), including, without limitation, rights to all deposits from tenants and other users of the Project, rights under all contracts relating to the construction, renovation or restoration of any of the improvements now or hereafter located on the Real Property or the Barges or the financing thereof and all rights under payment or performance bonds, warranties, guaranties, and the Options and all rights to payment from any credit/charge card organization or entity such as or similar to, and including, without limitation, the organizations or entities that sponsor and administer, respectively, the American Express Card, the Carte Blanche Card, the Diners Club Card, the Discover Card, the MasterCard and the Visa Card, books of account, and principal, interest and payments due on account of goods sold, services rendered, loans

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made or credit extended, on or in connection with the Project and all forms of obligations owing to and rights of Mortgagor or in which Mortgagor may have any interest, however created or arising;

          (f) All present and future general intangibles (including but not limited to all governmental permits relating to construction or other activities on the premises), the Options, all tax refunds of every kind and nature to which Mortgagor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, rights to payment or performance, gambling debts or gaming debts owed to Mortgagor by Mortgagor's patrons (whether or not evidenced by a note), judgments taken on any rights or claims included in the Property (as hereinafter defined), trade secrets, computer programs, software, customer lists, business names, trademarks, trade names and service marks (including, but not limited to:
"____________________________" and any derivation thereof, including any and all state and federal applications and registrations thereof), patents, patent applications, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

          (g) All present and future deposit accounts of Mortgagor, including, without limitation, [the _______________________________ Account maintained at the office of Mortgagee,] any demand, time, savings, passbook or like account maintained by Mortgagor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Mortgagor, whether or not deposited in any such deposit account;

          (h) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, ledger cards, computer programs, tapes, disks and other information storage devices, all related data processing software, and all electronically recorded data relating to Mortgagor or its business or the Project, all receptacles and containers for such records, and all files and correspondence;

          (i) All present and future stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments and liquidation payments received or receivable with respect thereto;

          (j) All present and future right, title and interest of Mortgagor in and to all Leases, whether or not specifically herein described, that now or may hereafter pertain to or affect the Real Property or the Barges or any portion thereof, and all amendments to the same, including, but not limited to, the following: (aa) all payments due and to become due under such Leases and Ground Leases, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (bb) all claims, rights, powers, privileges and remedies under such Leases and Ground Leases; and (cc) all rights of the Mortgagor under such Leases and Ground Leases to exercise any election or option (including, without limitation, the Options), or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of the Mortgagor, or otherwise, to demand and receive, enforce, collect, and receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims, and to take any other action that Mortgagee may deem necessary or advisable in connection therewith;

          (k) All present and future maps, plans, specifications, surveys, studies, reports, data and drawings (including, without limitation, architectural, structural, mechanical and engineering plans

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and specifications, studies, data and drawings) prepared for or relating to the development of the Project or the construction, renovation or restoration of any improvements on the Real Property or the extraction of minerals, sand, gravel or other valuable substances from the Real Property, together with all amendments and modifications thereto;

          (l) All present and future licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights), other than those (including non-transferable gaming permits) that may not be transferred by law, now or hereafter obtained by Mortgagor from any governmental authority having or claiming jurisdiction over the Project, the Real Property, or the Barges or any other element of the Property or providing access thereto, or the operation of any business on, at, or from the Project;

          (m) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and improvements to or of or with respect to any of the foregoing;

          (n) All other fixtures and storage and office facilities, and all accessions thereto and products thereof and all water stock relating to the Real Property or the Barges;

          (o)  All other tangible and intangible personal property of Mortgagor;

          (p) All rights, remedies, powers and privileges of Mortgagor with respect to any of the foregoing; and

          (q) Any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds (whether or not the Mortgagee is the loss payee), and any other tangible or intangible property received upon the sale or disposition of any of the foregoing (it being agreed, for purposes hereof, that the term "proceeds" includes whatever is receivable or received when any of the Property is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary)

          (The Real Property, the Personal Property and all of the other collateral described above may hereinafter be collectively referred to as the "Property".)

          FOR THE PURPOSE OF SECURING:

          First: Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)), of all obligations and liabilities of every nature of Mortgagor now or hereafter existing under or arising out of or in connection with that certain Guaranty of even date herewith executed by Mortgagor (and others) in favor of Mortgagee (as the same may be amended, modified or supplemented from time to time, the "Guaranty"). The Guaranty guaranties the obligations of Players International, Inc., a Nevada corporation ("Borrower") under that certain Credit Agreement executed concurrently herewith by Borrower, First Interstate Bank of Nevada, N.A., and Bankers Trust Company, as Managing Agents, BT

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Securities Corporation, as a Co-Arranger, and the Lenders listed therein as lenders (the "Lenders") and First Interstate Bank of Nevada, N.A., as a Co-Arranger and Administrative Agent, together with any and all renewals, extensions, amendments, modifications, rearrangements, replacements, restatements, substitutions and addendums thereof or thereto (herein referred to as the "Credit Agreement"), and the promissory notes issued to the Lenders to evidence such obligations and liabilities, together with any and all renewals, extensions, amendments, modifications, rearrangements, replacements, restatements, substitutions and addendums thereof or thereto (herein referred to as the "Notes"), whether for principal in the amount of One Hundred Twenty Million Dollars ($120,000,000) or such principal amount as may be advanced and remain unpaid or for interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Mortgagor, would accrue on such obligations), reimbursement of amounts drawn under letters of credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagee or any such Lender as a preference, fraudulent transfer or otherwise.

          Second: Payment and performance of every obligation, covenant, promise and agreement of Mortgagor herein contained (excepting, however, the obligations of Mortgagor under Section 5(c) hereof), or incorporated herein by reference, including any sums paid or advanced by Mortgagee pursuant to the terms hereof.

          Third: Payment of the expenses and costs incurred or paid by Mortgagee in the preservation and enforcement of the rights and remedies of Mortgagee and the duties and liabilities of Mortgagor hereunder, including, but not by way of limitation, attorneys' fees, court costs, witness fees, expert witness fees, collection costs, Mortgagee's fees, and costs and expenses paid by Mortgagee in performing for Mortgagor's account any obligation of Mortgagor.

          Fourth: Payment of additional sums and interest thereon which may hereafter be loaned to Mortgagor by the Lenders when evidenced by a promissory note or notes or other agreement between Mortgagor and the Lenders that recites that this Mortgage is security therefor.

          Fifth: Performance of every obligation, warranty, representation, covenant, agreement and promise of Mortgagor contained in the Guaranty.

          The foregoing are described herein as the "Secured Obligations". All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Notes or the Credit Agreement which permit borrowing, repayment and reborrowing, or the making of future advances, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time. The maximum amount of the Secured Obligations outstanding at any time or from time to time that are secured by this Mortgage is $120,000,000.

          THIS MORTGAGE FURTHER WITNESSETH THAT, IN CONNECTION WITH AND IN FURTHERANCE OF THE FOREGOING GRANTS, AND THE ENCUMBRANCES,

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LIENS AND SECURITY INTERESTS CREATED THEREBY, MORTGAGOR COVENANTS
AND AGREES AS FOLLOWS:

          1. Certain Representations and Warranties of Mortgagor. Mortgagor represents, warrants and covenants that, except as previously disclosed to Mortgagee in a writing making reference to this Section 1:

               (a) Mortgagor lawfully possesses and holds merchantable leasehold title as lessee under the Ground Leases to all of the Leased Land and Improvements thereon;

               (b) Mortgagor lawfully possesses and holds merchantable title in full ownership to all of the Fee Land and Improvements thereon;

               (c) Mortgagor has or will have good title to all Property other than the Land and Improvements;

               (d) Mortgagor has the full and unlimited power, right and authority to encumber the Property and pledge and assign the Leases and Rents;

               (e) This Mortgage creates a first priority mortgage lien on, and land security interest in, the Property;

               (f) The Property includes all property and rights which may be reasonably necessary to promote the present and any reasonable future beneficial use and enjoyment of the Land, the Improvements and the Project;

               (g) Mortgagor owns the Personal Property free and clear of any security agreements, reservations of title or conditional sales contracts and there is no financing statement affecting the Personal Property on file in any public office other than one filed to perfect the Security Interest herein granted;

               (h) Mortgagor's place of business, or its chief executive office if it has more than one place of business, is located at the address of Mortgagor specified in the Guaranty; and

               (i)  Mortgagor's employer identification number is __________.

          2. Payment of Obligations. Mortgagor shall pay when due the Secured Obligations under the Guaranty and hereunder; the principal of and interest on any future advances secured by this Mortgage; and the principal of and interest on any other indebtedness guaranteed by the Guaranty or otherwise secured by this Mortgage.

          3. Compliance with Laws. Mortgagor shall not commit, suffer or permit any act to be done, or condition to exist, on, or with respect to, the Property which violates or is prohibited by any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization or direction of any government or subdivision thereof, whether it be federal, state, county or municipal (collectively, the "Legal Requirements"), which is applicable to the Property, or any part thereof, now or at any time hereafter.

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


          4. Maintenance of Property. Mortgagor agrees: (a) properly to care for and keep the Property in good condition and repair; (b) not to remove, demolish or substantially alter any building on the Real Property except upon the prior written consent of Mortgagee; (c) to complete promptly and in a good and workmanlike manner any building or other improvement which may be constructed thereon, to restore promptly in like manner any portion of the Improvements which may be damaged or destroyed from any cause whatsoever, and to pay when due all claims for labor performed and materials furnished therefor; (d) to comply with all Legal Requirements and covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof, including any which require alteration or improvement thereof, and with all requirements of insurance companies insuring the Property or any portion thereof and of any bureau or agency which establishes standards of insurability; (e) not to commit or permit any waste or deterioration of the Property; (f) to keep and maintain abutting grounds, sidewalks, roads, parking and landscaped areas in good and neat order and repair; (g) not to apply for, willingly suffer or permit any change in zoning, subdivision, or land use regulations affecting the Property without the prior written consent of Mortgagee; (h) not to drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Property or any part thereof without the prior written consent of Mortgagee; and
(i) to do all other acts, in a timely and proper manner, which, from the character or use of the Property, may be reasonably necessary to maintain and preserve its value, the specific enumerations herein not excluding the general.

          5.   Environmental Obligations.

          (a) Mortgagor shall comply with any and all Environmental Laws (as hereinafter defined) regarding the presence or removal of Hazardous Material on or in the Property, shall pay immediately, when due, the costs of removal from the Property and disposal of any Hazardous Material which is required to be removed pursuant to any Environmental Laws and shall keep the Property free of any lien which may arise pursuant to any such Environmental Laws. Mortgagor shall not, and shall not permit any person or entity to release, discharge, or dispose of any Hazardous Material on the Real Property except in compliance with all Environmental Laws and, if the same shall exist, Mortgagor shall immediately remove or cause to be removed from the Real Property such Hazardous Material to the extent required to be removed pursuant to any Environmental Laws.

          (b) As used herein, the term "Hazardous Material" shall means: (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous materials", hazardous wastes", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Law or publication promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing poly-chlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; (x) all hazardous wastes or hazardous substances as defined by the Louisiana Environmental Quality Act (La. R.S. 30:2001, et seq.) as amended from time to time, and regulations promulgated thereunder, any naturally occurring radioactive materials, the possession, use, transfer, processing, distribution or disposal of which is subject to regulation by the Louisiana Department of Environmental Quality pursuant to the provisions of La. Adm. Code 33:XV, Chapter 14, as amended from time to time, any non-hazardous wastes defined and regulated by the Commissioner of Conservation under La. R.S. 30:1, et seq. or the Louisiana Abandoned Oilfield Waste Site Law, La. R.S. 30:71, et seq., or the Louisiana Oilfield Site Restoration Law, La. R.S. 30:80, et seq., each as promulgated from time and regulations promulgated thereunder; and (xi) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment if released into the workplace or the environment; the term "Environmental Law" means all statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to:
(aa) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Material, (bb) the generation, use, storage, transportation or disposal of Hazardous Materials, or (cc) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any of the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), each as amended and supplemented, and any analogous future or present local, state and federal statutes, ordinances and other laws, and rules and regulations promulgated pursuant thereto, each as in effect as of the date of determination; and the term "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, discharge, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any of the Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          (c) Mortgagor hereby agrees to indemnify, hold harmless and defend Mortgagee, its directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, demands, liabilities, fines, penalties, assessments, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to attorneys' and consultants' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Property of any Hazardous Material, or any Release of any Hazardous Material on, under or from the Property, or (b) any activity carried on or undertaken on or off the Property until the Secured Obligations have been fully and finally satisfied, and whether by Mortgagor or any employees, agents, contractors or subcontractors of Mortgagor or any third persons occupying or present on the Property, in connection with the use, holding, handling, treatment, removal, storage, decontamination, cleanup, transport, Release, processing or abatement of any Hazardous Material located or present in, on or under the Property. The foregoing indemnity shall further apply to any residual contamination in, on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Material, and irrespective of whether any of such activities are undertaken in accordance with applicable Environmental Laws. Mortgagor hereby acknowledges and agrees that, notwithstanding any other provision of this Mortgage to the contrary, the obligations of Mortgagor under this Section 5(c) shall be unlimited personal obligations of Mortgagor, shall not be secured by this Mortgage and shall survive any foreclosure under this Mortgage, any transfer in lieu thereof, and any satisfaction of the Secured Obligations. The defense to be provided under this Section 5(c) shall be conducted by counsel reasonably satisfactory to Mortgagee; provided however, that Mortgagee shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that Mortgagee may appoint its own counsel, at Mortgagor's sole cost and expense, if Mortgagor fails to assume promptly any obligations under this Section 5(c) (and in any event within ten (10) days of being notified of the existence of a claim) or if different, additional, or inconsistent defenses exist from those available to Mortgagor with respect to any claim for which the indemnity in this Section 5(a) is implicated.

          6.   Insurance.

          (a) Types and Amounts Required. During the continuance of this Mortgage, Mortgagor shall at all times provide, maintain and keep in force, at no expense to Mortgagee, for the benefit of Mortgagor and Mortgagee, as their respective interests may appear, the following policies of insurance:

               i) During the course of any construction or repair of Improvements on the Property, (x) builder's completed value risk insurance against "all risks of physical loss" (including fire and extended coverage, and endorsements extending coverage for vandalism and malicious mischief, collapse and property in transit, offsite storage, delay of opening (business interruption), demolition and debris removal, flood, and, if reasonably available, earthquake), in non-reporting form, covering 100% of the anticipated construction cost, including "soft costs," with not more than $100,000 deductible from the loss payable for any casualty and no more than thirty (30) days for delay of opening; said policy to contain a "permission to occupy upon completion of work or occupancy" endorsement and waiver of subrogation endorsement acceptable to Mortgagee, and replacement cost coverage in an agreed amount, and (y) an "owner/contractor protective liability" policy, providing separate liability coverage for Mortgagor and Mortgagee, with a limit of not less than $5,000,000;

               ii) Insurance against loss or damage to the Improvements and Personal Property by fire and any of the other risks covered by insurance of the type now known as "all risks of physical loss" (including flood, and, if reasonably available, earthquake coverage (the sublimit for flood and earthquake insurance shall be no less than $10,000,000)) in an amount not less than 100% of the then replacement cost of the Improvements and Personal Property (exclusive of the cost of excavations, pilings, foundations, footings and other underground improvements lying below the lowest basement level) without deduction for physical depreciation; with an Agreed Amount endorsement (waiving co-insurance), a Replacement Cost Valuation endorsement, a waiver of subrogation endorsement, coverage for the cost of removing damaged property, and, if Mortgagee shall so require, coverage for demolition and increased cost of construction occasioned by operation of any law or ordinance regulating the construction, use or repair of the Improvements; and with not more than $350,000 deductible per occurrence and $500,000 for the perils of flood and earthquake, if a sub-deductible applies;

               iii) Mechanical breakdown insurance (also known as "boiler and machinery" insurance) covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, if the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, written on a comprehensive form with a combined direct and indirect limit of $25,000,000; the policy shall include an Agreed Amount endorsement (waiving co-insurance), a Replacement Cost Valuation endorsement, and coverage for increased cost of construction occasioned by operation of any law or ordinance regulating the construction, use or repair of the Improvements; the policy may contain deductibles of no greater than $100,000 for direct damage and seventy-two (72) hours or the average value of receipts for three (3) days, whichever if less, for indirect loss;

               iv) Commercial general liability insurance (1988 Form or subsequent revisions of the same), written on an "occurrence basis," against claims for death, bodily injury, personal injury and property damage occurring in, on or about the Real Property or the adjoining streets, sidewalks and passageways, or arising from or connected with the use, conduct or operation of Mortgagor's business or interest (including, without limitation, products liability coverage; blanket contractual liability coverage, including both oral and written contracts; broad form property damage coverage; coverage against liability for injury or property damage arising out of the use, by or on behalf of the Mortgagor or any other person or organization, of any owned, non-owned, leased or hired automotive equipment in the conduct of any and all operations of Mortgagor; coverage for "liquor legal liability," and "employee benefits legal liability;" policy will be extended to provide watercraft liability for permanently moored barges (including, the Barges) while stationary; coverage for all professional liability exposures associated with the operation of the health spa; coverage for those hazards commonly known in the insurance industry as explosion, collapse and underground property damage; owners' and contractors' protective coverage; coverage for elevators, escalators and garage/parking operations, if any, on the Real Property; if such policy contains a self-insured retention, (A) such self-insured retention shall be no greater than $250,000 per occurrence, and (B) Mortgagor shall be solely responsible for the payment of all amounts due within said self-insured retention, and the indemnification provisions contained in this Mortgage shall include all liability associated with said self-insured retention;

               v) Comprehensive business automobile liability insurance, written under Coverage Symbol "1," covering all owned, non-owned and hired or borrowed vehicles of Mortgagor used in connection with any of the construction, maintenance and operation of the Improvements, naming Mortgagor as the named insured and covering Mortgagee as additional insured, insuring against liability for bodily injury and death and/or for property damage in an amount not less than $1,000,000 combined single limit per accident; (if the policy contains a self-insured retention, (A) such self-insured retention shall be no greater than $250,000 per occurrence, and (B) Mortgagor shall be solely responsible for the payment of all amounts due within said self-insured retention, and the indemnification provisions contained in this Mortgage shall include all liability associated with said self-insured retention); in addition to said automobile liability insurance, Mortgagor must provide, maintain and keep in effect (x) garage liability insurance, providing $1,000,000 combined single limit for bodily injury and property damage for the parking garage operation, and (y) garagekeepers legal liability insurance, providing $500,000 limit for comprehensive and collision coverages for physical damage to vehicles in Mortgagor's care, custody and control, with a deductible no greater than $25,000 for each loss;

               vi) A standard Worker's Compensation policy covering the State of Louisiana and Employer's Liability coverage subject to a limit of no less than $100,000 for each employee, $100,000 for each accident, and a $500,000 policy limit, which policy shall include endorsements for Voluntary Compensation and Employer's Liability Coverage and Stop Gap Liability; if Mortgagor elects to self-insure Worker's Compensation coverage in the State of Louisiana, Mortgagee must be furnished with a copy of the certificate from the state permitting self insurance and evidence of a stop loss/aggregate Excess Worker's Compensation policy with a specific retention of no greater than $300,000 per occurrence;

               vii) An Umbrella/Bumbershoot Liability policy with a limit of no less than $100,000,000 providing excess coverage over all limits and coverages set forth in paragraphs (iv), (v) and (vi) above, which limits can be obtained by a combination of Primary and Excess Umbrella/Bumbershoot policies, provided that all layers follow form with the underlying policies set forth in paragraphs (iv), (v) and (vi) and are written on an "occurrence form;"

               viii) Business interruption insurance/extra expense and loss of "rental value" insurance, including coverage for off-premises power losses and an extended period of indemnity endorsement for at least 180 days, in an amount representing not less than 100% percent of the annual net profit plus continuing expenses (including debt service) for the Project, as such net profit and continuing expenses are reasonably projected by Mortgagor and consented to by Mortgagee (or, in the absence of such a projection, as reasonably projected by Mortgagee), with a deductible of no greater than seventy-two (72) hours or the average value of receipts for three (3) days, whichever is less.


               ix) If the Property is located in an area identified by the Secretary of Housing and Urban Development as a flood hazard area and in which flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance covering the Improvements, in an amount, available under the Act, satisfactory to Mortgagee;

               x) A comprehensive crime policy, including the following coverages: (A) Employee Dishonesty: $2,500,000; (B) Money & Securities (inside): $500,000; (C) Money & Securities (outside): $500,000; (D) Depositors Forgery: $1,000,000; and (E) Computer Fraud: $1,000,000; such policy shall be amended so that the term "money" is defined therein to include "chips," the policy may contain deductibles of no more than $250,000 for all other agreements listed above; and

               xi) Such other insurance and in such amounts, and such additional amounts of the foregoing insurance, as may reasonably be required by Mortgagee, in its sole discretion, from time to time, due consideration being given to standard practices in the industry and to the risks involved in Mortgagor's business, operations or interest.

          (b) Uniform Policy Requirements. All policies of insurance required by the terms of this Mortgage:

               i) shall be issued by insurance companies licensed and admitted to do business in the State of Louisiana, and rated no lower than A-XII in the most recent edition of A.M. Best's and AA in the most recent edition of Standard & Poor's, and in such form and amounts as are satisfactory to Mortgagee from time to time;

               ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act, failure to act, negligence or breach of representation or warranty of Mortgagor, or of any party holding under Mortgagor, which might otherwise result in forfeiture of said insurance;

               iii) shall contain a waiver by the insurer of all rights of setoff, counterclaim and deduction against Mortgagor;

               iv) shall contain a waiver of subrogation by the insurer in favor of Mortgagee and a clause providing that the policy is primary and that any other insurance of Mortgagee with respect to the matters covered by such policy shall be excess and non- contributing;

               v) shall, in the case of policies affording liability insurance coverage, name Mortgagee (and Mortgagee's officers, directors, employees, agents and representatives) as additional insured by an endorsement satisfactory to Mortgagee and contain cross-liability and severability of interest clauses satisfactory to Mortgagee, and, in the case of other policies, shall name Mortgagee as a loss payee and have attached thereto a lender's loss payable endorsement, for the benefit of Mortgagee, in form satisfactory to Mortgagee (Form 438 BFU, unless otherwise specified by Mortgagee); and

                vi) shall contain a provision that, notwithstanding any contrary agreement between Mortgagor and insurance company, such policies will not be canceled, fail to be renewed or materially amended (which term shall include any reduction in the type, scope or limits of coverage) without at least thirty (30) days prior written notice to Mortgagee.

          (c) Blanket and Umbrella Policies. If Mortgagee consents, Mortgagor or Borrower may provide any of the required insurance through an umbrella policy or policies or through blanket policies carried by Mortgagor and covering more than one location, or by policies procured by a tenant or other party holding under Mortgagor; provided, however, that the amount of the total insurance allocated to the Real Property and available with respect to occurrences required to be insured against shall be such as to furnish protection the equivalent of separate policies in the amounts herein required, and provided further, that, in all other respects, any such policy or policies shall comply with all of the other provisions of this Mortgage.

          (d) Evidence of Insurance. At Mortgagee's option, Mortgagor shall furnish Mortgagee with certified copies of all policies of insurance required under this Section or with a certificate of insurance for each required policy setting forth the coverage, the limits of liability, the deductibles, if any, the name of the carrier, the policy number, and the period of coverage, which certificates shall be executed by authorized officials of the companies issuing such insurance, or by agents or attorneys-in-fact authorized to issue said certificates (in which event each such certificate shall be accompanied by a notarized affidavit, agency agreement or power of attorney evidencing the authority of the signatory to issue such certificate on behalf of the insurer named therein). Mortgagor shall furnish to Mortgagee annually, within ten days after the date hereof, or more often if Mortgagee shall so request, a certificate of Mortgagor specifying all insurance policies with respect to the Property and all other policies required hereby then outstanding and in force, and stating whether or not such insurance complies with the requirements of this Section and, if it does not, the manner in which it does not comply. At least ten (10) days prior to the expiration of each required policy, Mortgagor shall deliver to Mortgagee evidence satisfactory to Mortgagee of the payment of premium and the renewal or replacement of such policy continuing insurance in force as required by this Mortgage.

          (e) Procurement by Mortgagee. If Mortgagor fails to provide, maintain, keep in force or deliver to Mortgagee the policies of insurance required by this Mortgage, Mortgagee may (but shall have no obligation to) procure such insurance, or single interest insurance for such risks covering Mortgagee's interests, and Mortgagor will pay all premiums therefor promptly upon demand by Mortgagee; and until such payment is made by Mortgagor, the amount of all such premiums, together with interest thereon at an annual rate equal to the rate specified in Section 2.2E. (Post-Default Interest) of the Credit Agreement (or if such provision is hereafter replaced or renumbered, the equivalent section) (the "Agreed Rate"), shall be secured by this Mortgage.

          (f) Reserve Fund. Upon request by Mortgagee following an Event of Default (as defined in Section 23 hereof), Mortgagor shall pay to Mortgagee an initial cash reserve in an amount adequate to pay all insurance premiums due within the next succeeding twelve calendar months on all policies of insurance required by this Mortgage (or such lesser amount as may then be specified by Mortgagee), and shall thereafter deposit with Mortgagee each month, commencing with the first month after such request by Mortgagee and continuing until all sums secured hereby are paid in full or Mortgagee notifies Mortgagor to cease making such deposits, an amount equal to one-twelfth of the aggregate annual insurance premiums on all policies of insurance required by this Mortgage, as reasonably estimated by Mortgagee. In such event Mortgagor further agrees to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents evidencing that a premium for a required policy is then payable, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may be then or subsequently due, Mortgagee may notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section, nor shall anything contained herein modify the obligation of Mortgagor to maintain and keep in force at all times such insurance as is required by this Mortgage. Mortgagee may commingle said reserve with its own funds and Mortgagor shall be entitled to no interest thereon.

         (g) Replacement Cost. Whenever Mortgagee requires insurance with full replacement cost protection, such full replacement cost shall be determined annually (except in the event of substantial changes, alterations or additions to the Improvements or in the event of new construction undertaken by the Mortgagor, in which event such full replacement cost shall be determined from time to time as required to assure full replacement cost coverage). Such determination of full replacement cost shall be made by written agreement of the insurance carrier and Mortgagor, subject to the approval of

Mortgagee. If they cannot agree or the value shall not be approved by Mortgagee within thirty (30) days after such request, such full replacement cost shall be determined by an appraiser, architect or contractor who shall be acceptable to Mortgagee. No omission on the part of Mortgagee to request any such determination shall relieve Mortgagor of its obligations hereunder, and any such determination to the contrary notwithstanding, Mortgagee may require Mortgagor to obtain additional insurance as provided in this Section.

          (h) Separate Insurance. Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Section to be furnished by Mortgagor unless Mortgagee is a named insured therein, with loss payable as provided herein. Mortgagor shall immediately notify Mortgagee of the taking out of any such separate insurance and shall cause the original policies in respect thereof or certificates therefor to be delivered to Mortgagee.

          (i) Compliance with Insurance Requirements. Mortgagor shall observe and comply with the requirements of all policies of insurance required to be maintained in accordance with this Mortgage and shall cause the requirements of the companies writing such policies to be so performed and satisfied that at all times companies of good standing satisfactory to Mortgagee shall be willing to write and to continue such insurance. Notwithstanding any approval, disapproval, acceptance or acquiescence by Mortgagee with respect to such insurance, or Mortgagee's obtaining or failure to obtain any insurance, Mortgagee shall incur no liability as to the form or legal sufficiency of insurance contracts, the solvency of any insurer or the payment of any loss, and Mortgagor hereby expressly assumes full responsibility therefor.

          (j) Assignment of Policies upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of any of the Property in extinguishment, in whole or in part, of the debt guaranteed by the Guaranty and secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Section with respect to such Property and any unearned premiums paid thereon shall, without further act, be assigned to and shall inure to the benefit of and pass to the successor in interest to Mortgagor or the purchaser or grantee of the Property, and Mortgagor hereby appoints Mortgagee its lawful attorney-in-fact to execute an assignment thereof and any other document necessary to effect such transfer.

          (k) Waiver of Subrogation. Mortgagor waives any and all right to claim or recover against Mortgagee, its directors, officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Property, any other property of Mortgagor, or any property of others under Mortgagor's control, from any cause insured against or required to be insured against by the provisions of this Mortgage.

          (l) Requirements Supplemental. The requirements of this Mortgage with respect to insurance and maintenance of the Property shall be supplemental to and not exclusive of the requirements of the Credit Agreement and the Security Agreement relating thereto.

          7.   Casualties; Insurance Proceeds.

          (a) Notice of Casualties. Mortgagor shall give prompt written notice thereof to Mortgagee after the happening of any material casualty to or in connection with the Property or any part thereof, whether or not such casualty is covered by insurance.

          (b) Payment of Proceeds. Prior to any Event of Default, proceeds of insurance in an amount not greater than $2,500,000 payable in connection with any casualty affecting all or any portion of the Property shall be payable to Mortgagor. Proceeds in any greater amount and, after an Event of Default, all proceeds, payable in connection with any casualty affecting all or any portion of the Property shall be payable to Mortgagee. Mortgagor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Mortgagee. If Mortgagor receives any proceeds of insurance resulting from a casualty which, pursuant to this Mortgage, are to be paid to Mortgagee, Mortgagor shall promptly pay over such proceeds to Mortgagee. Mortgagor shall not settle, adjust or compromise any claims for loss, damage or destruction of the Property or any part thereof under any policy or policies of insurance in connection with a loss in an amount greater than $1,000,000 without the prior written consent of Mortgagee to such settlement, adjustment or compromise; and, if Mortgagor is then in default hereunder, Mortgagee shall have the sole and exclusive right, and Mortgagor hereby authorizes and empowers Mortgagee, to settle, adjust or compromise any such claims.

          (c) Use in Restoration. In the event of any damage to or destruction of the Property, and provided that (i) at the time of such damage or destruction or thereafter, an Event of Default does not exist hereunder, and (ii) application of insurance proceeds to restoration of the Property will not, in Mortgagee's reasonable judgment, impair Mortgagee's security for the obligations secured hereby, insurance proceeds payable in connection with such damage or destruction shall be applied, first, toward reimbursement of all of Mortgagee's reasonable costs and expenses of recovering the proceeds, including reasonable attorneys' fees; then, to payment of all sums advanced by Mortgagee to protect the Property or the security for the Secured Obligations; then, to payment of obligations then due under the Guaranty; then, to restoration of the Property, upon such reasonable conditions as Mortgagee shall determine (it being expressly understood and agreed that Mortgagee may condition disbursement of such proceeds for restoration upon, among other things: delivery to Mortgagee by Mortgagor of detailed plans and specifications providing for restoration in accordance with all applicable Legal Requirements of all governmental authorities having jurisdiction over the Project, together with a detailed estimate of the cost of the work and schedule therefor and a construction contract satisfactory to Mortgagee, with a contractor satisfactory to Mortgagee, for performance of the work within the budgeted amount, and within the scheduled time for completion; proof that the insurance required hereby is in force; proof that an amount equal to the sum which Mortgagee is requested to disburse has theretofore been paid by Mortgagor, or is then due and payable, for materials theretofore installed or work theretofore performed upon the Property and properly includable in the cost of repair, reconstruction or restoration thereof; proof that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred; and proof that the insurance proceeds available for repair or restoration are sufficient, in Mortgagee's determination, to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete, or Mortgagor must provide its own funds in an amount equal to the difference between the proceeds available for repair or restoration and a reasonable estimate, made by Mortgagor and found acceptable by Mortgagee, of the total cost of repair or reconstruction); and, upon completion of the work of restoration and payment of the cost thereof, any balance of such proceeds shall be applied to the indebtedness guaranteed by the Guaranty, in such order as Mortgagee, in its sole discretion, shall determine; and, if any then remains, it shall be paid over to Mortgagor.

          (d) Application by Mortgagee. If (i) at the time of such damage or destruction or thereafter, an Event of Default exists hereunder, or (ii) application of insurance proceeds to restoration will, in Mortgagee's reasonable judgment, impair Mortgagee's security for the obligations secured hereby, Mortgagee shall have the option, in its sole and absolute discretion, (1) to apply all or any portion of such proceeds to any indebtedness guaranteed by the Guaranty and in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not be due according to the terms thereof, or (2) to apply all or any portion of such proceeds to the restoration of the Property, subject to such conditions as Mortgagee shall determine, or (3) to deliver all or any portion such proceeds to Mortgagor, subject to such conditions as Mortgagee may determine.

          (e) Duty to Restore. Nothing in this Mortgage shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property, as herein provided, regardless of whether or not insurance proceeds are available for restoration, whether or not any such proceeds are sufficient in amount, or whether or not the Property can be restored to the same condition and character as existed prior to such damage or destruction.

          8.   Taxes and Impositions.

          (a) Payment by Mortgagor. Mortgagor shall pay, or cause to be paid, at least ten (10) days prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions or restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof, or upon any personal property, equipment or other facility used in the operation or maintenance thereof (all of which taxes, assessments and charges, together with any and all other taxes, and charges of a similar kind or nature are collectively referred to hereinafter as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Mortgagor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

          (b) New Impositions. If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Property in lieu of or in addition to the Impositions payable by Mortgagor pursuant to Subsection (a) of this Section, or (ii) a license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the Notes or other obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in Subsection (a) of this Section, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions, if Mortgagor is permitted by law to pay the same. If Mortgagor is prohibited by law from paying such Impositions, then, at the option of Mortgagee, the indebtedness guaranteed by the Guaranty and all other obligations secured hereby, together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby.

          (c) Proof of Payment. Subject to the provisions of Subsection (d) of this Section, Mortgagor shall deliver to Mortgagee, within seven (7) days after the date upon which any Imposition is due and payable by Mortgagor in accordance with this Mortgage, official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee, evidencing the payment thereof.

          (d) Contest of Assessments. Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, and unless, at Mortgagee's sole option, (i) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Mortgagee; or (iii) Mortgagor shall demonstrate to Mortgagee's satisfaction that Mortgagor has provided a good and sufficient undertaking as required or permitted by law to accomplish a stay of any such sale.

          (e) Reserve Fund. Upon request by Mortgagee following an Event of Default, Mortgagor shall pay to Mortgagee an initial cash reserve in an amount adequate to pay all Impositions for the ensuing tax fiscal year (or such lesser amount as may then be specified by Mortgagee), and shall thereafter deposit with Mortgagee each month, commencing with the first month after such request by Mortgagee and continuing until all sums guaranteed by the Guaranty or otherwise secured hereby are paid in full or Mortgagee gives notice to Mortgagor to cease making such deposits, an amount equal to one-twelfth of the sum of the annual Impositions, as reasonably estimated by Mortgagee. In such event, Mortgagor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents evidencing that Impositions are then payable, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee may notify Mortgagor and upon such notice Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section, nor shall anything contained herein modify the obligation of Mortgagor to pay, or cause to be paid, all Impositions. Mortgagee may commingle said reserve with its own funds and Mortgagor shall be entitled to no interest thereon. Mortgagee may impound or reserve for future payment of Impositions such portion of such payments as Mortgagee may in its absolute discretion deem proper, applying the balance upon any indebtedness guaranteed by the Guaranty or other obligation secured hereby in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should Mortgagor fail to deposit with Mortgagee (exclusive of that portion of said payments which has been applied by Mortgagee upon any indebtedness guaranteed by the Guaranty or other obligation secured hereby) sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, together with interest thereon at an annual rate equal to the Agreed Rate, shall be secured hereby and shall be repayable to Mortgagee upon demand; or, at the option of Mortgagee, Mortgagee may, without making any advance whatever, apply any sums held by it upon any indebtedness guaranteed by the Guaranty or other obligation secured hereby, in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof.

          (f) Joint Assessment. Mortgagor shall not initiate, and, to the maximum extent permitted by law, shall not suffer or permit the joint assessment of any real and personal property which may constitute all or a portion of the Property or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied or charged to the Property as a single lien.

          (g) Tax Service. Mortgagor shall cause to be furnished to Mortgagee a tax reporting service, covering the Property, of the type and duration, and with a company, satisfactory to Mortgagee.

          9. Liens. Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Property, or any part thereof or interest therein. If Mortgagor shall fail to remove and discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien, encumbrance or charge by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Mortgagor shall, immediately upon demand therefor by Mortgagee, pay to Mortgagee an amount equal to all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing right to discharge any such lien, encumbrance or charge, together with interest thereon from the date of such expenditure at an annual rate equal to the Agreed Rate.

          10.  Leaseholds, Leases, Easements, and Servitudes.

          (a)  Leaseholds and Leases.

               i) Mortgagor agrees to duly and punctually pay when due all rents and other payments due under each of the Ground Leases; to at all times perform all covenants, agreements, terms and conditions imposed on or assumed by Mortgagor as lessee under each of the Ground Leases; to cause each of the Ground Leases to remain in effect so long as any portion of any indebtedness guaranteed by the Guaranty or otherwise secured hereby shall be unpaid; to pay or cause the lessor under each such Ground Lease (the "Ground Lessor") or any prior lessees of the Property to pay any portion of the impositions, including taxes, assessments, rates and charges to be borne by such Ground Lessor or such other lessees that have or might become a lien on the Property or the leasehold estate; to do all things necessary to keep unimpaired Mortgagor's right in and to the estate created by each of the Ground Leases; to refrain from doing anything which would impair Mortgagor's right in and to the estate of each of the Ground Leases or which would be grounds for declaring a forfeiture or causing a termination or cancellation of any of the Ground Leases. To prevent any default thereunder or forfeiture or impairment thereof, Mortgagor shall not, except with the prior written consent of the Mortgagee:

                    1) Cancel, terminate, abandon, or surrender any of the Ground Leases, or consent to or accept any cancellation or termination thereof, or permit any condition or event to exist which would terminate or cancel the same, or permit such termination or cancellation;

                    2) Amend, modify, change, supplement or alter ("Amendments") any of the Ground Leases, whether orally or in writing if the effect of such Amendment, together with all other Amendments, is to increase materially the obligations of Mortgagor thereunder or to confer any additional rights on the Ground Lessor of such Ground Lease that could reasonably be expected to be materially adverse to Mortgagor or Mortgagee, but Mortgagor shall not make any Amendments to the rent, term, or use or development provisions of any Ground Lease without the prior written consent of Mortgagee; or

                    3) Take any action in connection with any of the Ground Leases which would presently or hereafter have the effect of impairing the value of Mortgagor's interest thereunder, or of the Property, or of impairing the interest of Mortgagee in any of the Ground Leases or in the Property.

               ii) Mortgagor further agrees that it will promptly deliver to Mortgagee an exact copy of any notice, communication, plan, specification or other instrument or document received or given by Mortgagor in any way relating to or affecting any of the Ground Leases or the Property which may concern or affect the estate of the lessor in or under any of the Ground Leases or in the Property; and upon the failure of Mortgagor with respect to any of the covenants and agreements in this Section 10, Mortgagee may, at its option, declare all sums guaranteed by the Guaranty or otherwise secured by this Mortgage or by any other Loan Document (as defined in the Credit Agreement) to be immediately due and payable, and avail itself of any remedies provided for herein; and neither the exercise nor the failure to exercise the foregoing option by Mortgagee shall be deemed a waiver or release of its right thereafter to declare an Event of Default under this Mortgage or any other Loan Document by reason of said failure of Mortgagor to keep, observe and perform its obligations under such Loan Document, or be deemed an election of remedies by Mortgagee.

               iii) As further security for all indebtedness guaranteed by the Guaranty or otherwise secured hereby, and for the performance of covenants herein contained and in each of the Ground Leases contained, Mortgagor hereby assigns to Mortgagee all of Mortgagor's rights, privileges and prerogatives as lessee under each of the Ground Leases, whether now existing or hereafter acquired, to terminate, cancel, modify, change, supplement, alter, amend or extend any of the Ground Leases or to purchase the demised premises of any of the Ground Leases. Any such termination, cancellation, modification, change, supplement, alteration, amendment, or extension of any of the Ground Leases without the prior written consent thereto by Mortgagee shall be void and of no force and effect.

               iv) Any waiver or forbearance of enforcement by Mortgagee with respect to any default in any of Mortgagor's obligations under any of the Ground Leases, whether pursuant to the Ground Lease, or otherwise, shall not release Mortgagor of any of its obligations under this Mortgage, including its obligations with respect to payment of rentals as provided in each of the Ground Leases and the performance of all of the terms, provisions, covenants, conditions and agreements contained in each of the Ground Leases to be performed by Mortgagor.

               v) Upon Mortgagor's failure to perform any of its covenants, agreements, terms or conditions imposed on or assumed by Mortgagor as lessee under any of the Ground Leases, Mortgagee may, at its option, but shall not be obligated to, take any action Mortgagee deems necessary or desirable to cure any default by Mortgagor in the performance of or compliance with any of Mortgagor's covenants or obligations under any of the Ground Leases. Upon receipt by Mortgagee of any written notice from any Ground Lessor of any default by the Mortgagor as lessee thereunder, Mortgagee may rely thereon and take any action as aforesaid to cure any such alleged default if, in Mortgagee's sole judgment, such alleged default could result in immediate termination of such Ground Lease even though the existence of such default or the nature thereof is questioned or denied by Mortgagor or by any party acting on behalf of Mortgagor. Mortgagor hereby grants to Mortgagee and agrees that Mortgagee, its officers, employees, agents, and workmen shall have the absolute and immediate right to enter in and on the Property to the extent and as often as Mortgagee, in its sole discretion, deems necessary for the purpose of taking such action as provided in the preceding sentences. Any expenditure or payments made or incurred by Mortgagee in curing or commencing to cure any such alleged default or potential default shall be an advance secured by the lien of this Mortgage, and shall bear interest at the Agreed Rate from the date of such advance, and shall, at the option of Mortgagee, be immediately repayable upon demand. Should Mortgagor fail to repay Mortgagee any such advance with interest as herein provided within ten (10) days after demand of the same, Mortgagee may, at its option, declare all sums guaranteed by the Guaranty or otherwise secured by this Mortgage or by any other Loan Document to be immediately due and payable, and avail itself of any remedies provided for herein; and neither the exercise nor the failure to exercise the foregoing option by Mortgagee shall be deemed a waiver or release of its right thereafter to declare an Event of Default under this Mortgage by reason of said failure of Mortgagor to keep, observe and perform its obligations under each of the Ground Leases or hereunder, or be deemed an election of remedies by Mortgagee. Any such action of Mortgagee to cure a default of Mortgagor under a Ground Lease shall not without Mortgagee's consent, remove or waive the corresponding Event of Default under the terms hereof.

               vi) If both the lessor's and lessee's estates under the Ground Lease shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger; and in such event, Mortgagee shall continue to have and to enjoy all of the rights, title interest and privileges of Mortgagee as to the separate estates. In the event that Mortgagor shall acquire fee simple title to the Property at any time prior to the payment in full of all indebtedness guaranteed by the Guaranty or otherwise secured by this Mortgage, such fee simple title shall not merge with the leasehold estate encumbered by this Mortgage, but such fee simple title shall, without further action on the part of Mortgagor, continue to be subject to the lien and security interest hereof. In the event of such acquisition by Mortgagor, Mortgagor agrees to execute and deliver to Mortgagee such further instruments, covenants, and assurances as Mortgagee may reasonably require in order to further confirm and assure that the fee simple title so acquired by Mortgagor is and continues to be subject to the covenants, terms, agreements, conditions, lien and security interest of this Mortgage. In addition, if both the lessor's and lessee's estates under any of the Ground Leases shall at any time become vested in one owner, any Leases then existing shall not be destroyed or terminated by application of the law of merger or as a matter of law unless Mortgagee shall so elect in writing.

               vii) Notwithstanding anything to the contrary herein contained with respect to any Ground Lease:

                    1) The lien of this Mortgage attaches to all of Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), including, without limitation, all of Mortgagor's rights to remain in possession of the Property.

                    2) Mortgagor shall not, without Mortgagee's written consent, elect to treat any of the Ground Leases as terminated under subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's prior written consent shall be void.

                    3) As security for the Secured Obligations, Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor's claims and rights to the payment of damages arising from any rejection by any lessor of any of the Ground Leases under the Bankruptcy Code. Mortgagee and Mortgagor shall proceed jointly or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of any Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of such lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Secured Obligations shall have been satisfied and discharged in full. Any amounts received by Mortgagee or Mortgagor as damages arising out of the rejection of any Ground Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, attorneys' fees and costs) incurred in connection with the exercise of its rights or remedies under this Section 10(a) and then in accordance with the other applicable provisions of this Mortgage.

                    4) If, pursuant to subsection 365(h)(1) of the Bankruptcy Code, Mortgagor seeks to offset against the rent reserved in any Ground Lease the amount of any damages caused by the nonperformance by the lessor thereunder of such lessor's obligations under such Ground Lease after the rejection by lessor of such Ground Lease under the Bankruptcy Code, Mortgagor shall, prior to effecting such offset, notify Mortgagee in writing of its intent so to do, setting forth the amounts proposed to be so offset, and, in the event Mortgagee objects, Mortgagor shall not effect offset of the amounts so objected to by Mortgagee. If Mortgagee has failed to object as aforesaid within ten days after notice from Mortgagor in accordance with the first sentence of this Section 10(a)(vii)(4), Mortgagor may proceed to offset the amounts set forth in Mortgagor's notice.

                    5) If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor or the Property or any portion thereof in connection with any case under this Bankruptcy Code, Mortgagee and Mortgagor shall cooperatively conduct and control any such litigation with counsel agreed upon between Mortgagor and Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including reasonable attorneys' fees and costs) paid or incurred by Mortgagee in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the lien of this Mortgage.

                    6) Mortgagor shall promptly, after obtaining knowledge thereof, notify Mortgagee orally of any filing by or against any lessor of a petition under the Bankruptcy Code. Mortgagor shall thereafter promptly give written notice of such filing to Mortgagee, setting forth any information available to Mortgagor as to the data of such filing, the court in which such petition was filed, and the relief sought therein. Mortgagor shall promptly deliver to Mortgagee, following its receipt thereof, any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

               viii) To the extent permitted by law, the price payable by Mortgagor or any other party in the exercise of the right of redemption, if any, from any sale under or decree of foreclosure of this Mortgage shall include all rents and other amounts paid and other sums advanced by Mortgagee on behalf of Mortgagor as the lessee under the Ground Leases.

               ix) Mortgagor hereby grants and assigns to Mortgagee a security interest in all prepaid rent and security deposits and all other security which the lessors under the Ground Leases may hold now or later for the performance of Mortgagor's obligations as the lessee under the Ground Leases.

               x) Mortgagor shall not, without Mortgagee's written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease at least six months prior to the date of termination of any such option or right, shall give immediate written notice thereof to Mortgagee, and shall execute, acknowledge, deliver and record any document reasonably requested by Mortgagee to evidence the lien of this Mortgage on such extended or renewed lease term. If Mortgagor shall fail to exercise any such option or right as aforesaid, Mortgagee may exercise the option or right as Mortgagors' agent and attorney-in-fact pursuant to Section 10(a)(xiii) below of this Mortgage, or in Mortgagee's own name or in the name of and on behalf of a nominee of Mortgagee, as Mortgagee may determine in the exercise of its sole and absolute discretion.

               xi) All subleases entered into by Mortgagor (and all existing subleases modified or amended by Mortgagor) shall provide that such subleases are subordinate to the lien of this Mortgage and any extensions, replacements and modifications of this Mortgage and the obligations secured hereby and that if Mortgagee forecloses under this Mortgage or enters into a new lease with any lessor under a Ground Lease pursuant to the provisions for a new lease, if any, contained in the applicable Ground Lease or any document supplementing the Ground Lease, then the sublessee shall attorn to Mortgagee or its assignee and the sublease will remain in full force and effect in accordance with its terms and notwithstanding the termination of the applicable Ground Lease.

               xii) Mortgagor shall not waive, excuse, condone or in any way release or discharge the lessor under any Ground Lease of or from such lessor's material obligations, covenants and/or conditions under the Ground Lease without the prior written consent of Mortgagee.

               xiii) If any default under any Ground Lease shall have occurred and be continuing, Mortgagor shall promptly execute, acknowledge and deliver to Mortgagee such instruments as may reasonably be required to permit Mortgagee to cure such default under such Ground Lease or permit Mortgagee to take such other action required to enable Mortgagee to cure or remedy the matter in default and preserve the security interest of Mortgagee under this Mortgage with respect to such Ground Lease. Mortgagor hereby irrevocably appoints Mortgagee as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents which are necessary to preserve any rights of Mortgagor under or with respect to any of the Ground Leases, including, without limitation, the right to effectuate any extension or renewal of any of the Ground Leases, or to preserve any rights of Mortgagor whatsoever in respect of any part of any of the Ground Leases (and the above powers granted to Mortgagor are coupled with an interest and shall be irrevocable).

The generality of the provisions of this Section 10(a) relating to the Ground Leases shall not be limited by other provisions of this Mortgage setting forth particular obligations of Mortgagor which are also required of Mortgagor with respect to the Ground Leases or the Property.

          (b) Easement. If an easement or other incorporeal right constitutes a portion of the Real Property, Mortgagor agrees not to terminate or materially amend, change, or modify such easement or other right or interest, or any right thereto or interest therein, without the prior written consent of Mortgagee. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Mortgagor agrees to perform all obligations and agreements with respect to said easement or other right or interest and shall not take any action or omit to take any action which would effect or permit the termination thereof. Mortgagor agrees to promptly notify Mortgagee in writing with respect to any default or alleged default by any party thereto and to deliver to Mortgagee copies of all notices, demands, complaints or other communications received or given by Mortgagor with respect to any such default or alleged default. Mortgagee shall have the option to cure any such default and to perform any or all of Mortgagor's obligations thereunder or with respect thereto. All sums expended by Mortgagee in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice and shall bear interest from date of expenditure at an annual rate equal to the Agreed Rate.

          11. Further Acts. Mortgagor shall do and perform all acts necessary to keep valid and effective the charges and lien hereof, to carry into effect its object and purposes, to protect the lawful owners of the Guaranty and other obligations secured hereby; shall execute and deliver to Mortgagee at any time, upon request of Mortgagee, all other and further instruments in writing necessary to vest in and secure to Mortgagee each and every part of the Real Property and to Mortgagee the Rents therefrom and rights and interest of Mortgagee therein or with respect thereto; and, upon request by the Mortgagee, shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

          12.  Pledge and Assignment of Leases and Rents and Incorporeals.

          (a) Pledge and Assignment to Mortgagee; Mortgagor's Limited License to Collect Prior to Default. Notwithstanding any language contained herein, or in any other document, to the contrary, Mortgagor hereby irrevocably and absolutely pledges and assigns and transfers to Mortgagee as security for the Secured Obligations, whether now existing or arising hereafter, up to a maximum amount outstanding of $120,000,000 at any time or from time to time and pursuant to the provisions of La. R.S. 9:4401 et seq., without having to first take possession of the Property, all Rents, and all present and future Leases and other rental agreements, reserving unto Mortgagor a license to collect such Rents prior to written notice to Mortgagor of the occurrence of any Event of Default. Subsequent to the occurrence of an Event of Default, and written notice to Mortgagor thereof, any Rents, including those past due, unpaid or undetermined, may be collected by Mortgagee or its agent, and any amount so collected shall be applied, less costs and expenses of operation and collection, including reasonable attorneys' fees, to any indebtedness guaranteed by the Guaranty and/or other obligations secured hereby, and in such order as Mortgagee shall determine. The collection of such Rents, and the application thereof as aforesaid, shall not cure or constitute a waiver of any default or notice of default hereunder or invalidate any act done pursuant to such notice. Mortgagor and Mortgagee intend that this pledge assignment shall be a present, absolute and unconditional assignment, and shall, immediately upon the execution hereof, subject to the license granted above, give Mortgagee, and its agent, the right to collect the Rents and to apply them as aforesaid. Nothing contained herein, nor any collection of Rents by Mortgagee, or its agent or a keeper, shall be construed to make Mortgagee (i) a "Mortgagee-in-Possession" of the Property so long as Mortgagee has not itself entered into actual possession of the Property;
(ii) responsible for performing any of the obligations of the lessor under any Lease; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

          (b) No Other Assignments. Mortgagor hereby represents to Mortgagee that there is no assignment or pledge of any Leases of, or Rentals from, the Property now in effect, and covenants that, until the Notes are fully paid and the other Secured Obligations are fully satisfied, Mortgagor will not make any such assignment or pledge to anyone other than Mortgagee nor will it accept any periodic payments which are to be made pursuant to such Leases or Rents more than ten (10) days in advance of the date on which such payments are due.

          (c) Incorporeal rights. Mortgagor further hereby irrevocably and absolutely pledges and assigns and transfers to Mortgagee as security for the Secured Obligations, whether now existing or arising hereafter, up to a maximum amount outstanding at any time or for an outstanding amount of $120,000,000 at any time or from time to time, and pursuant to the provision of La. R.S. 9:5386 all rights to receive proceeds attributable to the insurance loss of all or any part of the Property, which pledge and assignment shall be effective on the date hereof and shall have effect, other than between Mortgagor and Mortgagee, and shall be perfected, upon recordation of this Mortgage in the mortgage records of the Parish of Calcasieu, Louisiana. Mortgagor further grants Mortgagee a mandate and power of attorney, coupled with an interest, to carry out the grants and pledges provided hereby.

          13. Actions Affecting Property. Mortgagor shall give Mortgagee prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding affecting or purporting to affect, the Property, or title thereto or any right of possession thereof, or this Mortgage or the security hereof or the rights or powers of Mortgagee hereunder. Mortgagor shall appear in and contest any such action or proceeding at Mortgagor's sole expense; and shall pay all costs and expenses, including cost of evidence of title and attorneys' fees, in any such action or proceeding in which Mortgagee may appear.

          14. Eminent Domain. If any proceeding or action be commenced for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Mortgagor receive any notice or other information regarding such proceeding, action, taking or damage (including, without limitation, a proposal to purchase the Property or some portion thereof in lieu of condemnation), Mortgagor shall give prompt written notice thereof to Mortgagee. Mortgagee shall be entitled, at its option, without regard to the adequacy of its security, to investigate and negotiate with the condemnor concerning the proposed taking, to commence, appear in and prosecute in its own name any such action or proceeding, and, if an Event of Default then exists hereunder, to make any compromise or settlement in connection with such taking or damage. Mortgagor shall not compromise or settle any such action or proceeding or agree to any sale in lieu of condemnation without the prior written consent of Mortgagee. All compensation, awards, damages, rights of action and proceeds awarded to Mortgagor by reason of any such taking, transfer or damage (the "Award") are hereby pledged and assigned to Mortgagee as security for the Secured Obligations, whether now existing or arising hereinafter, up to a maximum outstanding of $120,000,000 at any time or from time to time, and Mortgagor agrees to execute such further assignments of the Award as Mortgagee may require. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including attorneys' fees, incurred by it in connection with any such negotiations, action or proceeding (whether or not prosecuted to judgment), Mortgagee shall, if (i) an Event of Default does not then exist hereunder, and (ii) if application of the Award to restoration of the Property will not, in Mortgagee's reasonable judgment, impair Mortgagee's security for the Secured Obligations, apply the Award to the restoration of the Property, subject to such conditions as Mortgagee shall determine (it being expressly understood and agreed that Mortgagee may condition disbursement of such proceeds for restoration upon proof that an amount equal to the sum which Mortgagee is requested to disburse has theretofore been paid by Mortgagor without reimbursement therefor, or is then due and payable, for materials theretofore installed or work theretofore performed upon the Property and properly includable in the cost of repair, reconstruction or restoration thereof). If, at the time of receipt by Mortgagee of such proceeds, (i) an Event of Default then exists hereunder, or (ii) application of the Award to restoration will, in Mortgagee's reasonable judgment, impair Mortgagee's security for the Secured Obligations, Mortgagee shall have the option, in its sole and absolute discretion, (1) to apply all or any portion of the Award upon any indebtedness guaranteed by the Guaranty and in such order as Mortgagee may determine, notwithstanding that said indebtedness or the performance of said obligation may not be due according to the terms thereof, or (2) to apply all or any portion of the Award to the restoration of the Property, subject to such conditions as Mortgagee may determine, or (3) to deliver all or any portion of the Award, after such deductions, to Mortgagor, subject to such conditions as Mortgagee may determine (and, if the Award is not sufficient to satisfy the Secured Obligations in full, Mortgagor shall immediately pay any remaining balance, together with all accrued interest thereon). Nothing herein contained shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property, as herein provided, regardless of whether or not the Award is available for restoration, whether or not any such Award is sufficient in amount, or whether or not the Property can be restored to the same condition and character as existed prior to such damage or partial taking. Mortgagor hereby specifically, unconditionally and irrevocably waives all rights of a property owner under all laws which provide for allocation of condemnation proceeds between a property owner and a lienholder.

          15. Due on Sale. Except as otherwise permitted by the Credit Agreement, if Mortgagor shall sell or convey, or create or permit to exist any mortgage, pledge, security interest or other encumbrance on, or in any other manner alienate or otherwise "transfer" the Real Property hereby encumbered or any part thereof or any interest therein, or shall enter into any agreement for the same, or shall be divested of its title in any manner or way, whether voluntary or involuntary or by merger, without the written consent of Mortgagee being first had and obtained, any indebtedness guaranteed by the Guaranty or other obligation secured hereby, irrespective of the maturity dates expressed in the Notes or any other notes evidencing the same, at the option of Mortgagee, and without demand or notice, shall immediately become due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Mortgagee may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer shall be subject to this Mortgage, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Mortgagor or any maker or guarantor of any Secured Obligation from any liability with respect thereto without the prior written consent of Mortgagee. As used herein, "transfer" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Real Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Real Property, or the lease of all or substantially all of the Real Property. The term "transfer" shall also include the direct or indirect transfer, assignment, hypothecation or conveyance of legal or beneficial ownership of any stock in Mortgagor.

          16. Partial or Late Payments. By accepting payment of any indebtedness guaranteed by the Guaranty after its due date, Mortgagee does not waive its right either to require prompt payment, when due, of all other indebtedness so secured or to declare default, as herein provided, for failure to so pay.

          17. Release By Mortgagee. Upon payment in full of all Secured Obligations and upon cancellation of the Guaranty by Mortgagee, the Mortgagee shall execute, without warranty or recourse, a release of this Mortgage all at the expense of Mortgagor.

          18. Right of Mortgagee to Appear. If, during the existence of the trust created hereby, there be commenced or pending any suit or action materially and adversely affecting the Property, or any part thereof, or the title thereto, or if any adverse claim for or against the Property, or any part thereof, be made or asserted, the Mortgagee may appear or intervene in the suit or action and retain counsel therein and, unless such suit or action is being diligently contested in good faith by Mortgagor and Mortgagor shall have established and maintained adequate reserves with Mortgagee for the full payment and satisfaction of such suit or action if determined adversely to Mortgagor, may defend same, or otherwise take such action therein as the Mortgagee may be advised and may pay and expend such sums of money as the Mortgagee may deem to be necessary and Mortgagor shall pay all reasonable costs and expenses of Mortgagee incurred in connection therewith.

          19. Performance by Mortgagee. If Mortgagor fails to make any payment or perform any act as and in the manner provided in any of the Loan Documents, then the Mortgagee, at its election and without any obligation to do so, after the giving of reasonable notice to the Mortgagor, or any successor in interest of the Mortgagor, or any of them and without releasing Mortgagor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its absolute discretion, it may deem necessary therefor. In connection therewith (without limiting their general and other powers, whether conferred herein, in another Loan Document or by law), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Property; (ii) to make additions, alterations, repairs and improvements to the Property which it may consider necessary or proper to keep the Property in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Mortgage or to be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including employment of counsel and other necessary or desirable consultants. All sums incurred or expended by the Mortgagee, under the terms hereof (including, without limiting the generality of the foregoing, costs of evidence of title, court costs, appraisals, surveys, and keeper's, Mortgagee's and attorneys' fees, costs and expenses (including, without limitation, the fees and expenses of attorneys for Mortgagee), whether or not an action is actually commenced in connection therewith), shall be a part of the Secured Obligations and shall become due and payable by Mortgagor to Mortgagee within ten (10) days and shall bear interest until paid at an annual percentage rate equal to the Agreed Rate. In no event shall payment by Mortgagee be construed as a waiver of the default occasioned by Mortgagor's failure to make such payment or payments.

          20. Inspections. Mortgagee, or its agents, representatives or workers, are authorized to enter at any reasonable time upon or in any part of the Property for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents.

          21. Invalidity of Lien. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or is not fully secured by the lien of this Mortgage.

          22. Subrogation. To the extent that any sums advanced by Mortgagee are used to pay any outstanding lien, charge or prior encumbrance against the Property, such sums shall be deemed to have been advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, regardless of whether said liens, charges or encumbrances are released.

          23. Events of Default. Mortgagor will be in default under this Mortgage upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default"; any one singly, an "Event of Default"):

          (a) Failure to Pay. Any amount due under any of the Notes, the Guaranty, the Credit Agreement, this Mortgage or any other Loan Document, or any other amount the payment of which is secured hereby, is not paid when due; or

          (b) Other Breaches Hereof. A breach by Mortgagor of any representation, warranty or covenant in this Mortgage which is not cured within any applicable notice and cure period provided in the Credit Agreement with respect to such breach; or

          (c) Defaults Under Other Loan Documents. The occurrence under any of the Loan Documents of an "Event of Default" (as defined therein).

          24. Remedies. At any time after an Event of Default, Mortgagee and Mortgagee will be entitled to invoke any and all of the following rights and remedies, all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

          (a) Acceleration. Mortgagee may declare any or all of the Secured Obligations to be due and payable immediately, without presentment, demand, protest or notice of any kind.

          (b) Keeper. Mortgagee may apply to any court of competent jurisdiction for, and obtain appointment of, a keeper for the Property or any part thereof, without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Property or the adequacy of any security for the Secured Obligations, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such keeper or keepers shall have all the usual powers and duties of keepers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein and in the Credit Agreement and shall continue as such and exercise all such powers until the later of (i) the date of confirmation of sale of all of the Property; (ii) the disbursement of all proceeds of the Property collected by such keeper and the payment of all expenses incurred in connection therewith; or
(iii) the termination of such receivership with the consent of Mortgagee or pursuant to an order of a court of competent jurisdiction. Mortgagee may also request, in connection with any foreclosure proceeding hereunder, that the Louisiana Gaming Commission petition a District Court of the State of Louisiana for the appointment of a supervisor to conduct the normal gaming activities on the Property following such foreclosure proceeding. The compensation of the keeper is hereby fixed at 1% of the amount due or sued for or claimed or sought to be protected, preserved, or enforced, and shall constitute a part of the Secured Obligations.

          (c) Foreclosure. The Mortgagor hereby acknowledges the Secured Obligations, whether now existing or to arise hereafter, and confesses judgment thereon if the Secured Obligations are not paid at maturity, and does by these presents consent, agree and stipulate that if any portion of the Secured Obligations is not promptly and fully paid upon demand when due, or if there should occur an Event of Default as defined above, the Secured Obligations shall, at the option of the Mortgagee, become immediately due and payable and it shall be lawful for the Mortgagee, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause all and singular the Property to be seized and sold by executory process, without appraisement (appraisement being hereby expressly waived), either in its entirety or in lots or parcels, as the Mortgagee may determine, to the highest bidder for cash, or on such terms as plaintiff in such proceedings may direct.

          The Mortgagor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and (e) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and the benefit of any other Articles or laws relating to rights of appraisement, notice, or delay not specifically mentioned above; and the Mortgagor expressly agrees to the immediate seizure of the Property in the event of suit hereon.

          (d) Entry. Mortgagee, in person, by agent or by court-appointed keeper, may enter, take possession of, manage and operate all or any part of the Property, subject to applicable Gaming Laws (as defined in the Credit Agreement), and may also do any and all other things in connection with those actions that Mortgagee may, in its sole discretion, consider necessary and appropriate to protect the security of this Mortgage. Such other things may include, among other things, any of the following: taking and possessing all of Mortgagor's or the then owner's books and records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Mortgagee may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Mortgagor; completing construction; and contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Real Property and make all of it available to Mortgagee at the site of the Real Property. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact, such power being coupled with an interest, to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Mortgagor's name on any instruments. Regardless of any provision of this Mortgage or the Credit Agreement, Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee, unless Mortgagee has given express written notice of Mortgagee's election of that remedy in accordance with the Louisiana Commercial Laws - Secured Transactions (La.R.S. Title 10, Chapter 9) as it may be amended or recodified from time to time.

          (e) Cure; Protection of Security. Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also, enter the Property and, whether or not Mortgagee enters the Property, do any and all other things which Mortgagee, in its sole discretion, may consider necessary and appropriate to protect the security of this Mortgage, including, without limitation, the right to complete the Improvements. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee's sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Mortgage; otherwise caring for and protecting any and all of the Property; and employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted under this Subsection either with or without giving notice to any person.

          (f) Uniform Commercial Code Remedies. With respect to Personal Property, Mortgagee may exercise any or all of the remedies granted to a secured party under the Louisiana Commercial Laws - Secured Transactions (La. R.S. Title 10, Chapter 9), and all rights under the Louisiana Code of Civil Procedure, together with any and all other rights and remedies provided in the Security Agreement. Further, Mortgagor acknowledges that Mortgagee shall have all rights to foreclosure by executory process and appointment of the keeper, as set forth in paragraph (c) above with regard to the Personal Property, as fully and completely as with regard to the other Property.

          (g) Judicial Action. Mortgagee may bring an action in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of any of the covenants or agreements of this Mortgage or for any other remedy provided herein, in the Guaranty, in the Credit Agreement, in any Loan Document or otherwise provided by law or in equity.

          (h) Power of Sale. Under the power of sale herein granted, Mortgagee shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

               (i)  Sales of Personal Property.

                    (A) For purposes of the power of sale herein granted, Mortgagee may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If Mortgagee chooses to do so, Mortgagee may dispose of any personal property separately from the sale of real property, in any manner permitted by or under the laws of the state of Louisiana, including any public or private sale, or in any manner permitted by any other applicable law.

                    (B) The following provision shall apply in the absence of any specific statutory requirement which permits or requires a different notice period: In connection with any sale or other disposition of such Property, Mortgagor agrees that the following procedures constitute a commercially reasonable sale: Mortgagee shall mail written notice of the sale to Mortgagor not later than fifteen
          (15) days prior to such sale. Not less than once per week during the two weeks (fourteen (14) days) immediately preceding such sale, Mortgagee will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Mortgagee will, to the extent reasonably practicable, make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours prior to the sale. Notwithstanding any provision to the contrary, Mortgagee shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

               (ii) Mortgagee's Sales of Real Property or Mixed Collateral.

                    (A) Mortgagee may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law.

          In its discretion, Mortgagee may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property. Mortgagor agrees that any sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with law, will sometimes be referred to as a "Mortgagee's Sale."

                    (B) Before any Mortgagee's Sale, Mortgagee shall give and record such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Mortgagee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Mortgagee shall have no obligation to make demand on Mortgagor before any Mortgagee's Sale. From time to time, in accordance with then applicable law, Mortgagee may, and in any event at Mortgagee's request shall, postpone any Mortgagee's sale by public announcement at the time and place noticed for that sale, or may, in its discretion, give a new notice of sale.

                    (C) At any Mortgagee's Sale, Mortgagee shall sell to the highest bidder at public auction for cash in lawful money of the United States. Mortgagee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Mortgagee's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

          (i) Single or Multiple Foreclosure Sales. If the Property at the time of sale or other disposition consists of more than one lot, parcel or item of property, Mortgagee may:

               (i) Designate the order in which the lots, parcels or items shall be sold or disposed of or offered for sale or disposition; and

               (ii) Elect to dispose of the lots, parcels or items through a single consolidated sale or disposition to be held or made under the power of sale herein granted, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner that Mortgagee may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

          25. Costs of Enforcement. If any Event of Default occurs, Mortgagee may employ an attorney or attorneys to protect its rights hereunder. Mortgagor promises to pay to Mortgagee, on demand, the fees and expenses of such attorneys and all other costs of enforcing the obligations secured hereby, including but not limited to, recording fees, Mortgagee's fees and expenses, keepers' fees and expenses, and all other expenses, of whatever kind or nature, incurred by Mortgagee in connection with the enforcement of the obligations secured hereby, whether or not such enforcement includes the filing of a lawsuit. Until paid, such sums shall be secured hereby and shall bear interest, from date of expenditure, at an annual rate equal to the Agreed Rate.

          26. Remedies Cumulative and Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any indebtedness guaranteed by the Guaranty or other obligations secured hereby and to exercise all rights and powers under this Mortgage, any agreement secured hereby or any other agreement, or under any laws now or hereafter in force, notwithstanding some or all of the said indebtedness guaranteed by the Guaranty and other obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any other instrument or agreement to Mortgagee or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.

          27. Credit Bids. At any Foreclosure Sale, any person, including Mortgagor, or Mortgagee, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle therefor by crediting such portion of the following obligations against the sales price of the property as is necessary to equal such price:

          (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee hereunder or under any other Loan Document; and

          (b) Second, any of the other Secured Obligations, in any order and proportion as Mortgagee, in its sole discretion, may elect.

          28. Application of Foreclosure Sale Proceeds. Mortgagee shall apply the proceeds of any Foreclosure Sale in the following manner:

          (a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to reimburse Mortgagee hereunder or under any other Loan Document;

          (b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Mortgagee under the terms of this Mortgage which then remain unpaid;

          (c) Third, to pay any and all other Secured Obligations, in any order and proportion as Mortgagee, in its sole discretion, may elect; and

          (d) Fourth, the remainder, if any, shall be remitted to the person or persons entitled to it.

          29. Application of Rents and Other Sums. Mortgagee shall apply any and all Rents collected by it, and any and all sums, other than proceeds of a Foreclosure Sale, which Mortgagee may receive or collect, in the following manner:

          (a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Mortgagee or any keeper;

          (b) Second, to pay any and all other Secured Obligations in any order and proportion as Mortgagee, in its sole discretion, may elect; and

          (c) Third, the remainder, if any, shall be remitted to the person or persons entitled to it.

Mortgagee shall have no liability for any funds which it does not actually receive.

          30. Binding Nature. This Mortgage applies to, inures to the benefit of and binds Mortgagor and the heirs, legatees, devisees, administrators, personal representatives, executors and the successors and assigns thereof, and Mortgagee. As used herein, the term "Mortgagee" shall include the owners and holders of the Notes and other Secured Obligations from time to time, whether or not named as Mortgagee herein (it being expressly agreed, however, that Mortgagee may act through an agent; that only the signature of such agent is required on any amendment hereof or any consent, approval or other action hereunder; and that First Interstate Bank of Nevada, N.A., is the initial agent hereunder); and the term "Mortgagor" shall mean the Mortgagor named herein and the successors-in-interest, if any, of said named Mortgagor, in and to the Property or any part thereof. If there be more than one Mortgagor hereunder, their obligations hereunder shall be joint and several.

          31. Full Performance Required; Survival of Warranties. All representations, warranties and covenants of Mortgagor contained in any loan application or made to Mortgagee in or in connection with the Guaranty or any of the Loan Documents or incorporated by reference in any of them, shall survive the execution and delivery of this Mortgage and shall remain continuing obligations, warranties and representations of Mortgagor so long as any portion of the obligations secured by this Mortgage remains outstanding.

          32. Waiver of Certain Rights By Mortgagor. Mortgagor waives, to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created, (iii) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Louisiana pertaining to the rights and remedies of sureties and
(iv) the provisions of Louisiana Civil Code Title XVI, including, but not limited to all rights of division and discussion and any right of any guarantor to terminate the Guaranty under Louisiana Civil Code article 3061, it being understood that Mortgagee and each Lender have irrevocably changed their positions by advancing or agreeing to advance funds to the Company under the Loan Agreement based upon the continued existence of the Guaranty and the grant of collateral by Mortgagor to secure its obligations under its Guaranty. Without limiting the generality of the foregoing, Mortgagor waives, to the extent permitted by law, all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property or any other property now or hereafter constituting security for the indebtedness guaranteed by the Guaranty marshalled upon any foreclosure of this Mortgage or of any other security for any of such indebtedness.

          33. Construction. The language in all parts of this Mortgage shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of Sections, Subsections, paragraphs and subparagraphs of this Mortgage are solely for the convenience of the parties, are not a part hereof and shall not be used in construing this Mortgage. The preamble, any recitals and all exhibits and schedules to this Mortgage are part of this Mortgage and are incorporated herein by this reference. When required by the context: whenever the singular number is used in this Mortgage, the same shall include the plural, and the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders and vice versa. Unless otherwise required by the context (or otherwise provided herein): the words "herein", "hereof" and "hereunder" and similar words shall refer to this Mortgage generally and not merely to the provision in which such term is used; the word "person" shall include individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority and other entity of whatever nature; the words "including", "include" or "includes" shall be interpreted in a non-exclusive manner as though the words "but [is] not limited to" or "but without limiting the generality of the foregoing" or "without limitation" immediately followed the same; the word "month" shall mean calendar month; and the term "business day" shall mean any day other than a Saturday, Sunday or legal holiday under the laws of the State of Nevada. If the day on which performance of any act or the occurrence of any event hereunder is due is not a business day, the time when such performance or occurrence shall be due shall be the first business day occurring after the day on which performance or occurrence would otherwise be due hereunder. All times provided in this Mortgage for the performance of any act will be strictly construed, time being of the essence hereof.

          34. Priority. This Mortgage is intended to have, and retain, priority over all other liens and encumbrances upon the Real Property, excepting only:
(i) such Impositions as, at the date hereof, have, or, by law, gain, priority over the lien created hereby; (ii) covenants, conditions, restrictions, easements, rights of way and Leases which are of record or are disclosed of record and which, on the date hereof, affect the Real Property and are superior in right to or have priority over this Mortgage and (iii) Leases, liens, encumbrances and other matters as to which Mortgagee hereafter expressly subordinates the lien of this Mortgage by written instrument in recordable form. Under no circumstances shall Mortgagee be obligated or required to subordinate the lien hereof to any lien, encumbrance, covenant or other matter affecting the Real Property or any portion thereof. Mortgagee may, however, at Mortgagee's option, exercisable in its sole and absolute discretion, subordinate the lien of this Mortgage, in whole or in part, to any or all Leases, liens, encumbrances or other matters affecting all or any portion of the Real Property, by executing and recording, in the Office of the County Recorder of the county or counties in which the Real Property is located, a unilateral declaration of such subordination specifying the Lease, lien, encumbrance or other matter or matters to which this Mortgage shall thereafter be subordinate.

          35. Amendments. This Mortgage cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

          36. Financing Statement. Portions of the Personal Property (and portions of the Real Property) are goods which are or are to become fixtures on or relating to the Real Property. This Mortgage constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the County in which the Property is located with respect to any and all fixtures included within the term "Property" as used herein and with respect to any goods or other Personal Property that may now be or hereafter become such fixtures. The address of Mortgagee, from which information concerning the security interest granted hereunder may be obtained, is:

               First Interstate Bank of Nevada, N.A.
               Gaming Industry Division
               3800 Howard Hughes Parkway
               Las Vegas, Nevada  89109
               Attn:  Steve Byrne, V.P.

The address of Trustor, from which information concerning the security interest granted hereunder may be obtained, is:

               -------------------------------
               c/o Players International, Inc.
               3900 Paradise Road, Suite 135
               Las Vegas, Nevada 89109
               Attn:  President and Chief Operating Officer

With respect to the Leased Land, the address of the record owner(s), from which information concerning the security interest granted hereunder may be obtained, is:

               ===============================
               ===============================
               Attn:  ________________________



          37. Attorney-in-Fact. Mortgagor hereby appoints Mortgagee the attorney-in-fact of Mortgagor, such agency being coupled with an interest, to prepare, sign, file and record one or more financing statements; any documents of title or registration, or like papers, and to take any other action deemed necessary, useful or desirable by Mortgagee to perfect and preserve Mortgagee's security interest against the rights or interests of third persons.

          38.  Releases, Extensions, Modifications and Additional Security.

          (a) From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by the Mortgagee's action be credited on the Secured Obligations:

            (i) Release any person liable for payment of any Secured Obligation;

            (ii) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

           (iii) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

            (iv) Alter, substitute or release any property securing the Secured Obligations.

          (b) From time to time when requested to do so by Mortgagee in writing, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

            (i) Consent in writing to the making of any plat or map of the Property or any part of it;

            (ii) Join in granting any easement or creating any restriction affecting the Property;

           (iii) Join in any subordination or other agreement affecting this Mortgage or the lien of it or other agreement or instrument relating hereto or to the Property or any portion thereof; or

            (iv)  Reconvey the Property or any part of it without any warranty.

          39.  Exculpation and Indemnification.

          (a) Mortgagee shall not be directly or indirectly liable to Mortgagor or any other person as a consequence of any of the following:

             (i) Mortgagee's exercise of or failure to exercise any rights, remedies or powers granted to Mortgagee in this Mortgage;

            (ii) Mortgagee's failure or refusal to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Property or under this Mortgage; or

           (iii) Any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Property, or from any other act or omission of Mortgagee in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct or bad faith of Mortgagee.

To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Mortgagee.

          (b) Except for losses caused by the willful misconduct or bad faith of Mortgagee, Mortgagor agrees to indemnify Mortgagee against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other reasonable legal expenses, cost of evidence of title, cost of evidence of value, and other reasonable costs and expenses which either may suffer or incur:

            (i) In performing any act required or permitted by this Mortgage or any of the other Loan Documents or by law;

           (ii) Because of any failure of Mortgagor to perform any of Mortgagor's obligations; or

           (iii) Because of any alleged obligation of or undertaking by Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

This agreement by Mortgagor to indemnify Mortgagee shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Mortgage.

          (c) Mortgagor shall pay all amounts arising under the indemnity obligations of this Mortgage immediately upon demand by Mortgagee.

          40. Relationship to Guaranty. This Mortgage has been executed pursuant to and is subject to the terms of the Guaranty executed concurrently herewith and Mortgagor agrees to observe and perform all provisions contained therein. If and to the extent of any conflict between the provisions of the Guaranty and the provisions of this Mortgage, the provisions of this Mortgage shall control.

          41. Relationship to Security Agreement. Concurrently herewith, Mortgagor is entering into the Security Agreement with Mortgagee with respect to the Personal Property. As provided above, the terms of said Security Agreement shall, with respect to the Personal Property and the security interest therein granted hereby, supplement the terms of this Mortgage and, if and to the extent of any conflict with the terms hereof applicable to said security interest and Personal Property, shall, to the extent enforceable, control. Nothing in this
Section 41 shall be deemed or construed, however, to impair the rights of Mortgagee to conduct one or more Mortgagee's Sales at which real and personal property are sold together pursuant to the laws applicable to the sale of real property.

          42.  Intentionally Omitted.

          43. Severability. If any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          44. Loan Statement Fees. Mortgagor shall pay the amount demanded by Mortgagee or its authorized loan servicing agent for any statement regarding the obligations secured hereby; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

          45.  Notices.

          (a) Methods; Addresses. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be given by any of the following means: (i) personal service; (ii) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (iii) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either (i) or
(ii) of this Section shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to (iii) shall be deemed received three (3) days following deposit in the mail.

         To Mortgagee:  First Interstate Bank of Nevada, N.A.
                        Gaming Industry Division
                        3800 Howard Hughes Parkway
                        Las Vegas, Nevada  89109
                        Attn:  Steve Byrne, V.P.

         To Mortgagor:  Players Lake Charles, Inc.
                        c/o Players International, Inc.
                        3900 Paradise Road, Suite 135
                        Las Vegas, Nevada 89109
                        Attn:  President and Chief Operating Officer

         With a copy to:Players Lake Charles, Inc.
                        c/o Players International, Inc.
                        3900 Paradise Road, Suite 135
                        Las Vegas, Nevada 89109
                        Attn:  Chief Financial Officer

         and a copy to: Players Lake Charles, Inc.
                        c/o Players International, Inc.
                        3900 Paradise Road, Suite 135
                        Las Vegas, Nevada 89109
                        Attn: General Counsel

              (b) Reliance on Faxes. Each party hereto (a "Recipient") who receives from another party hereto (a "Sender") by electronic facsimile transmission (telecopier or fax) any writing which appears to be signed by an authorized signatory of that Sender is authorized to rely and act upon that writing in the same manner as if the original signed writing was in the possession of the Recipient upon oral confirmation of that Sender to the Recipient that the writing was signed by an authorized signatory of that Sender and is intended by that Sender to be relied upon by the Recipient. Each party transmitting any writing to any other party by electronic facsimile transmission agrees to forward immediately to that Recipient, by expedited means (for next day delivery, if possible), or by first class mail if the Recipient so agrees, the signed hard copy of that writing, unless the Recipient expressly agrees to some other disposition of the original by the Sender.

              46. Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT THAT THE LAWS OF THE STATE OF LOUISIANA SHALL GOVERN AS TO THE VALIDITY AND PERFECTION OF THE MORTGAGE LIEN ON THE REAL PROPERTY AND PLEDGE AND ASSIGNMENT OF THE LEASES AND RENTS PRODUCED THEREFROM AND EXCEPT FURTHER TO THE EXTENT THAT APPLICABLE LAW PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.

              47. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MORTGAGOR ARISING OUT OF OR RELATING TO THIS MORTGAGE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE MORTGAGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY

DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS MORTGAGE. Mortgagor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Mortgagor at its address provided in this Mortgage, such service being hereby acknowledged by Mortgagor to be sufficient for personal jurisdiction in any action against Mortgagor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Mortgagee to bring proceedings against Mortgagor in the courts of any other jurisdiction.

              48.  Waiver of Jury Trial.  MORTGAGOR AND MORTGAGEE HEREBY
AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS MORTGAGE. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Mortgagor and Mortgagee each acknowledge that this waiver is a material inducement for Mortgagor and Mortgagee to enter into a business relationship, that Mortgagor and Mortgagee have already relied on this waiver in entering into this Mortgage and that each will continue to rely on this waiver in their related future dealings. Mortgagor and Mortgagee further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MORTGAGE. In the event of litigation, this Mortgage may be filed as a written consent to a trial by the court.

              49.  No paraph.   Mortgagor declares that no note or guaranty has
been presented to the undersigned Notary Public to be paraphed with this instrument.

              50. Conflict. Notwithstanding any reference in this Mortgage to the Credit Agreement, the Guaranty or any other document whatsoever, any third party dealing with the Property shall be entitled to rely solely upon a certificate of the Mortgagee as to the existence of any event, including but not limited to the occurrence of an Event of Default or the right of the Mortgagee to exercise any right hereunder, and no such party shall be charged with the obligation to determine the correctness or validity of any such statement.

         THUS DONE AND PASSED on the date first above mentioned in the presence of the undersigned competent witnesses who hereunto sign their names with the said Mortgagor and me, Notary, after due reading of the whole.


WITNESSES:                                   MORTGAGOR:

------------------------------               PLAYERS LAKE CHARLES, INC.,
                                             a Louisiana corporation

                                             By: _______________________
------------------------------               Its: ______________________





                       ----------------------------------
                                 Notary Public

                                 EXHIBIT A

                            Legal Description



Exhibit A-1  -- Legal Description of Leased Land

Exhibit A-2  -- Legal Description of Fee Land

                                 EXHIBIT B

                         Schedule of Ground Leases


(i) That certain Lease, dated by lessor May 19, 1993 (the "Beeber Lease"), between The Beeber Corporation, as lessor, and Mortgagor, as lessee, an extract of which was filed on May 20, 1993, as Instrument No. 2169407 and recorded on May 24, 1993 in Book 2358 of Conveyances, at page 357 of the records of the Parish of Calcasieu, Louisiana,

         (A) the Beeber Lease was amended pursuant to that letter agreement, dated as of April 19, 1993, between the Beeber Corporation, as lessor, and Mortgagor, as lessee;

         (B) the Beeber Lease was amended pursuant to that letter agreement, dated as of August 24, 1993, between the Beeber Corporation, as lessor, and Mortgagor, as lessee;

         (C) the Beeber Lease was amended pursuant to that letter agreement, dated as of September 12, 1993, between the Beeber Corporation, as lessor, and Mortgagor, as lessee.

(ii) That certain Lease, dated _______________, 1993 (the "Bel Heirs Lease"), between J.A. Bel Heirs, et. al., as lessors, and Mortgagor, as lessee, a memorandum of which has been recorded concurrently herewith, in Book ____, at page ____ of the records of the Parish of Calcasieu, Louisiana,

         (A) the Bel Heirs Lease was amended pursuant to that First Amendment to Lease dated as of September __, 1993, between J.A. Bel Heirs, et. al., as lessor, and Mortgagor, as lessee.

(iii) That certain Lease, dated _______________, 1993 (the "Opal Gray Lease"), between the Opal Gray Trust (and certain other trusts listed therein), as lessors, and Mortgagor, as lessee, a memorandum of which has been recorded concurrently herewith, in Book ____, at page ____ of the records of the Parish of Calcasieu, Louisiana.

(iv) That certain Lease, dated July 12, 1995 (the "Waterfront Lease"), between the State of Louisiana, acting by and through the State Land Office, as lessor, and Mortgagor, as lessee, a memorandum of which has been recorded concurrently herewith, in Book ____, at page ____ of the records of the Parish of Calcasieu, Louisiana.

(v) That certain Lease, dated _______________, 1995 (the "Waterbottom Lease"), between the State of Louisiana, acting by and through [the State Land Office,] as lessor, and Mortgagor, as lessee, a memorandum of which has been recorded concurrently herewith, in Book ____, at page ____ of the records of the Parish of Calcasieu, Louisiana.

                                 EXHIBIT C

                      Board of Director's Resolution

                             TABLE OF CONTENTS



DESCRIPTION OF IMMOVABLE PROPERTY COLLATERAL . . . . . . . . . . . . . .  2

DESCRIPTION OF PERSONAL PROPERTY COLLATERAL. . . . . . . . . . . . . . .  3

1.       Certain Representations and Warranties of Mortgagor . . . . . .  9

2.       Payment of Obligations. . . . . . . . . . . . . . . . . . . . .  9

3.       Compliance with Laws. . . . . . . . . . . . . . . . . . . . . .  9

4.       Maintenance of Property . . . . . . . . . . . . . . . . . . . .  9

5.       Environmental Obligations.. . . . . . . . . . . . . . . . . . . 10

6.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         (a)  Types and Amounts Required . . . . . . . . . . . . . . . . 12
         (b)  Uniform Policy Requirements. . . . . . . . . . . . . . . . 14
         (c)  Blanket and Umbrella Policies. . . . . . . . . . . . . . . 15
         (d)  Evidence of Insurance. . . . . . . . . . . . . . . . . . . 15
         (e)  Procurement by Mortgagee . . . . . . . . . . . . . . . . . 16
         (f)  Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . 16
         (g)  Replacement Cost . . . . . . . . . . . . . . . . . . . . . 16
         (h)  Separate Insurance . . . . . . . . . . . . . . . . . . . . 16
         (i)  Compliance with Insurance Requirements . . . . . . . . . . 17
         (j)  Assignment of Policies upon Foreclosure. . . . . . . . . . 17
         (k)  Waiver of Subrogation. . . . . . . . . . . . . . . . . . . 17
         (l)  Requirements Supplemental. . . . . . . . . . . . . . . . . 17

7.       Casualties; Insurance Proceeds. . . . . . . . . . . . . . . . . 17
         (a)  Notice of Casualties . . . . . . . . . . . . . . . . . . . 17
         (b)  Payment of Proceeds. . . . . . . . . . . . . . . . . . . . 17
         (c)  Use in Restoration . . . . . . . . . . . . . . . . . . . . 18
         (d)  Application by Mortgagee . . . . . . . . . . . . . . . . . 18
         (e)  Duty to Restore. . . . . . . . . . . . . . . . . . . . . . 18

8.       Taxes and Impositions . . . . . . . . . . . . . . . . . . . . . 19
         (a)  Payment by Mortgagor . . . . . . . . . . . . . . . . . . . 19
         (b)  New Impositions. . . . . . . . . . . . . . . . . . . . . . 19
         (c)  Proof of Payment . . . . . . . . . . . . . . . . . . . . . 19
         (d)  Contest of Assessments . . . . . . . . . . . . . . . . . . 19
         (e)  Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . 20
         (f)  Joint Assessment . . . . . . . . . . . . . . . . . . . . . 20
         (g)  Tax Service. . . . . . . . . . . . . . . . . . . . . . . . 20

9.       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

10.      Leaseholds, Leases, Easements, and Servitudes . . . . . . . . . 21
         (a)  Leaseholds and Leases. . . . . . . . . . . . . . . . . . . 21
         (b)  Easement . . . . . . . . . . . . . . . . . . . . . . . . . 25

11.      Further Acts. . . . . . . . . . . . . . . . . . . . . . . . . . 26

12.      Pledge and Assignment of Leases and Rents and Incorporeals. . . 26
         (a)  Pledge and Assignment to Mortgagee; Mortgagor's Limited
              License to Collect Prior to Default  . . . . . . . . . . . 26
         (b)  No Other Assignments . . . . . . . . . . . . . . . . . . . 27
         (c)  Incorporeal rights . . . . . . . . . . . . . . . . . . . . 27

13.      Actions Affecting Property. . . . . . . . . . . . . . . . . . . 27

14.      Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . 27

15.      Due on Sale . . . . . . . . . . . . . . . . . . . . . . . . . . 28

16.      Partial or Late Payments. . . . . . . . . . . . . . . . . . . . 29

17.      Release By Mortgagee. . . . . . . . . . . . . . . . . . . . . . 29

18.      Right of Mortgagee to Appear. . . . . . . . . . . . . . . . . . 29

19.      Performance by Mortgagee. . . . . . . . . . . . . . . . . . . . 29

20.      Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . 29

21.      Invalidity of Lien. . . . . . . . . . . . . . . . . . . . . . . 30

22.      Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . 30

23.      Events of Default . . . . . . . . . . . . . . . . . . . . . . . 30

24.      Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         (a)  Acceleration . . . . . . . . . . . . . . . . . . . . . . . 30
         (b)  Keeper . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         (c)  Foreclosure. . . . . . . . . . . . . . . . . . . . . . . . 31
         (d)  Entry. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         (e)  Cure; Protection of Security . . . . . . . . . . . . . . . 32
         (f)  Uniform Commercial Code Remedies . . . . . . . . . . . . . 32
         (g)  Judicial Action. . . . . . . . . . . . . . . . . . . . . . 32
         (h)  Power of Sale. . . . . . . . . . . . . . . . . . . . . . . 32
         (i)  Single or Multiple Foreclosure Sales . . . . . . . . . . . 33

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25.      Costs of Enforcement. . . . . . . . . . . . . . . . . . . . . . 34

26.      Remedies Cumulative and Not Exclusive . . . . . . . . . . . . . 34

27.      Credit Bids . . . . . . . . . . . . . . . . . . . . . . . . . . 34

28.      Application of Foreclosure Sale Proceeds. . . . . . . . . . . . 35

29.      Application of Rents and Other Sums . . . . . . . . . . . . . . 35

30.      Binding Nature. . . . . . . . . . . . . . . . . . . . . . . . . 35

31.      Full Performance Required; Survival of Warranties . . . . . . . 36

32.      Waiver of Certain Rights By Mortgagor . . . . . . . . . . . . . 36

33.      Construction. . . . . . . . . . . . . . . . . . . . . . . . . . 36

34.      Priority. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

35.      Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . 37

36.      Financing Statement . . . . . . . . . . . . . . . . . . . . . . 37

37.      Attorney-in-Fact. . . . . . . . . . . . . . . . . . . . . . . . 37

38.      Releases, Extensions, Modifications and Additional Security . . 37

39.      Exculpation and Indemnification . . . . . . . . . . . . . . . . 38

40.      Relationship to Guaranty. . . . . . . . . . . . . . . . . . . . 39

41.      Relationship to Security Agreement. . . . . . . . . . . . . . . 39

43.      Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 40

44.      Loan Statement Fees . . . . . . . . . . . . . . . . . . . . . . 40

45.      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         (a)  Methods; Addresses . . . . . . . . . . . . . . . . . . . . 40
         (b)  Reliance on Faxes. . . . . . . . . . . . . . . . . . . . . 41

46.      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 41

47.      Consent to Jurisdiction and Service of Process. . . . . . . . . 41

48.      Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . 41


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49.      No paraph . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

50.      Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42



EXHIBIT A - Legal Description. . . . . . . . . . . . . . . . . . . . .  A-1

EXHIBIT B - Board of Director's Resolution . . . . . . . . . . . . . .  B-1


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